Exhibit 2

31 December 2015

THE INSTITUTIONAL SELLERS

APPLEBY TRUST (JERSEY) LIMITED

THE MANAGEMENT SELLERS

WHITEWELL UK INVESTMENTS 1 LIMITED

ACADIA HEALTHCARE COMPANY, INC.

SALE AND PURCHASE DEED

relating to the entire issued share capital of Priory Group

No. 1 Limited

Freshfields Bruckhaus Deringer LLP

65 Fleet Street

London EC4Y 1HS

Agreed Form Documents

Allocation Table

Data Room index

Deed of termination in respect of the Investment Documents

Pro forma director resignation letter

Pro forma indemnity in respect of lost share certificates

Certificates of title

Press announcement

Agreed Threshold Share Price document

THIS DEED is made on 31 December 2015

PARTIES:

(1)	THE PERSONS whose names and addresses are set out in Part A of Schedule 1 (the Institutional Sellers);

(2)	APPLEBY TRUST (JERSEY) LIMITED, a private limited liability company incorporated in Jersey (registered number 21755), whose registered office is at 13-14 The Esplanade, St Helier, Jersey JEI 1BD, Channel Islands, in its capacity as nominee for the Management Sellers and as trustee of the Priory Equity Plan Employee Trust (the Trustee);

(3)	THE PERSONS whose names are set out in Part B of Schedule 1 (the Original Management Sellers and, together with any other person who signs a Deed of Adherence as a Management Seller, the Management Sellers and, together with the Institutional Sellers and the Trustee, the Sellers);

(4)	WHITEWELL UK INVESTMENTS 1 LIMITED, a private limited company registered in England (company number 09929374), whose registered office is at 1 Finsbury Circus, London EC2M 7SH, United Kingdom (the Purchaser); and

(5)	ACADIA HEALTHCARE COMPANY, INC., a company incorporated under the laws of the State of Delaware, whose principal place of business is 6100 Tower Circle Drive, Suite 1000, Franklin, TN 37067, United States of America (the Purchaser Guarantor),

(together, the parties).

Words and expressions used, and not otherwise defined, in this Deed shall be interpreted in accordance with Schedule 9.

IT IS AGREED:

1.	Sale and purchase

1.1.	Upon Closing, and subject to clauses 1.5 and 1.8:

(a)	each of the Institutional Sellers shall sell, and the Purchaser shall purchase, those Shares set out opposite that Seller’s name in columns 2, 6 and 10 of Part A of the Allocation Table;

(b)	the Trustee (in its capacity as trustee of the Priory Equity Plan Employee Trust) shall sell, and the Purchaser shall purchase, those Shares set out opposite the Trustee’s name in columns 2 and 6 of Part B of the Allocation Table (as adjusted in accordance with clause 4.11); and

(c)	in relation to the Shares set out in columns 2, 6, 10, 14, 18, 22 and 26 of Part C of the Allocation Table (as adjusted in accordance with clause 4.11):

(i)	each Management Seller shall sell, and the Purchaser shall purchase, the beneficial title to those Shares set out opposite that Management Seller’s name; and

(ii)	the Trustee (in its capacity as nominee for the Management Sellers) shall sell, and the Purchaser shall purchase, the legal title to those Shares,

in each case free from all Third Party Rights and with all relevant rights then attaching to them including the right to receive all distributions and dividends declared, paid or made after Closing and all distributions and dividends on the Preference Shares accrued or declared, but unpaid, prior to Closing.

1.2.	Each Institutional Seller covenants that it has the right to transfer the legal and beneficial title to those Shares set out opposite that Seller’s name in columns 2, 6, and 10 of Part A of the Allocation Table.

1.3.	The Trustee (in its capacity as trustee of the Priory Equity Plan Employee Trust) covenants that it has the right to transfer the legal and beneficial title to those Shares set out opposite the Trustee’s name in columns 2 and 6 of Part B of the Allocation Table (as adjusted in accordance with clause 4.11).

1.4.	In relation to the Shares set out in columns 2, 6, 10, 14, 18, 22 and 26 of Part C of the Allocation Table (as adjusted in accordance with clause 4.11):

(a)	each Management Seller covenants that it has the right to transfer the beneficial title to those Shares set out opposite that Management Seller’s name; and

(b)	the Trustee (in its capacity as nominee for the Management Sellers) covenants that it has the right to transfer the legal title to those Shares.

1.5.	Upon delivery of the Revised Schedule in accordance with clause 4.11, the Allocation Table shall be deemed to be replaced in its entirety by such Revised Schedule for all purposes under this Deed, with effect from the date of such delivery.

1.6.	The sale and purchase of the Shares shall be on the terms and conditions set out in this Deed.

1.7.	If a Management Seller ceases to be a holder of the beneficial interest in all of the Shares held by it prior to Closing, then such Management Seller shall no longer be a party to this Deed in its capacity as a Management Seller.

1.8.

At any time between the date of this Deed and eight Business Days prior to Closing, the Purchaser shall be entitled to elect by notice in writing to the Institutional Sellers’ Representative that it shall procure that the Preference Shares (together with all accrued or declared, but unpaid, dividends and distributions on such Preference Shares) held by the Institutional Sellers will be redeemed at Closing rather than purchased pursuant to clause 1.1, provided always that the economic position of the relevant Institutional Sellers is not worse as a result of such redemption than it would have been had the Preference Shares (together with all accrued or declared, but unpaid, dividends and distributions on such Preference Shares) been sold. The Sellers will provide reasonable assistance to the Purchaser in connection with the redemption of the Preference Shares (together with all accrued or declared, but unpaid, dividends and distributions on such Preference Shares) and any third party costs reasonably incurred in connection therewith shall be borne by the Purchaser. The Purchaser shall indemnify each relevant Institutional Seller against any Costs directly suffered or incurred by any of them as a result of the Preference Shares (together with all accrued or declared, but unpaid, dividends and distributions on such Preference Shares) being redeemed at Closing, which the relevant Institutional Sellers would not have directly suffered or incurred if the Preference Shares (together with all accrued or declared, but unpaid, dividends and distributions on such Preference Shares) had been purchased at Closing.

1.9.	If the Preference Shares are redeemed pursuant to clause 1.8, the redemption amount shall be equal to the aggregate of the Initial Preference Share Price and the Additional Preference Share Price, and clauses 2 and 4.11, the Allocation Table (and the Revised Schedule) and Schedule 2 of this Deed will be deemed adjusted accordingly.

2.	Consideration

2.1.	The aggregate consideration payable by the Purchaser for all of the Shares shall be the Share Price (as adjusted in accordance with clause 4.11) which shall be payable in accordance with Schedule 2.

2.2.	The individual consideration payable by the Purchaser for the Shares held by each Management Seller and the Trustee (in its capacity as trustee of the Priory Equity Plan Employee Trust) shall be the aggregate of that Seller’s: (a) Initial Cash Price; and (b) Additional Preference Share Price.

2.3.	Subject to clauses 2.4 to 2.6 (inclusive), the individual consideration payable by the Purchaser for the Shares held by each relevant Institutional Seller shall be the aggregate of that Seller’s: (a) Initial Cash Price; and (b) Additional Preference Share Price.

2.4.	Subject to clauses 2.5 to 2.6 (inclusive), at Closing, £225,000,000 of: (a) the aggregate consideration payable to the Institutional Sellers pursuant to clause 2.3; and/or (b) the cash payable to any Institutional Seller in respect of any Outstanding Notes Debt pursuant to Part B of Schedule 2 (such allocation between sub-paragraph (a) and sub-paragraph (b) being as the Institutional Sellers’ Representative may elect) (the Cash Deduction), shall be satisfied by the issuance Pro Rata to the Institutional Sellers of the Acadia Common Stock Consideration.

2.5.	If the Public Equity Offering would result in Equity Proceeds at the then prevailing exchange rate of in excess of £400,000,000 with a Public Equity Offering Price equal to at least the Agreed Threshold Share Price:

(a)	the Purchaser Guarantor may elect to procure purchasers for some or all of the shares of Acadia Common Stock Consideration at the Public Equity Offering Price and it shall notify the Institutional Sellers’ Representative in writing if it makes such an election and will confirm the number of shares of Acadia Common Stock Consideration to be included in such proposed sale (the Initial Seller Acadia Placing Shares) and the Equity Proceeds in US dollars of such proposed sale (the Initial Cash Consideration Increase Amount) for which it can procure purchasers;

(b)

in such event: (a) the Initial Seller Acadia Placing Shares shall be sold on or prior to Closing by the Purchaser Guarantor to such purchasers as it procures pursuant to clause 2.5(a); (b) the Initial Cash Consideration Increase Amount shall be paid Pro Rata to the Institutional Sellers in US dollars at Closing; and (c) the Acadia Common

Stock Consideration to be delivered to each Institutional Seller pursuant to clause 2.4 shall be reduced by its Pro Rata share of the Initial Acadia Common Stock Reduction Shares (the aggregate number of shares of Acadia Common Stock Consideration as reduced by the Initial Acadia Common Stock Reduction Shares and any Option Acadia Common Stock Reduction Shares, being the Adjusted Acadia Placing Stock). The Purchaser Guarantor will inform the Institutional Sellers’ Representative in writing as soon as reasonably practicable on or following the Pricing Date, and in any event within two Business Days, of the number of Initial Seller Acadia Placing Shares and the Initial Cash Consideration Increase Amount (subject to adjustment prior to Closing as a result of finalisation of the calculation of the Equity Proceeds). Initial Acadia Common Stock Reduction Shares means the number of shares of Acadia Common Stock equal to: (a) the Initial Cash Consideration Increase Amount; divided by (b) the Agreed Threshold Share Price (and, for the avoidance of doubt, the Initial Acadia Common Stock Reduction Shares shall not exceed the Acadia Common Stock Consideration and the Initial Cash Consideration Increase Amount shall not exceed the Acadia Common Stock Consideration Amount);

(c)	in the event, and to the extent, that the underwriters in the Public Equity Offering exercise the option (granted to them by the Purchaser Guarantor in the underwriting agreement entered into in connection with the Public Equity Offering) to acquire additional shares of Acadia Common Stock which shall be at a Public Equity Offering Price equal to at least the Agreed Threshold Share Price (regardless of whether the Purchaser Guarantor has exercised its election under clause 2.5(a)), then, if an Option Closing occurs before the date that is five Business Days before the Closing Date, and provided that the Initial Cash Consideration Increase Amount (if any) is or was (as relevant) less than the Acadia Common Stock Consideration Amount, then: (i) the Equity Proceeds raised in such Option Closing (the Option Cash Consideration Increase Amount and, together with the Initial Cash Consideration Increase Amount, the Cash Consideration Increase Amount) shall be paid Pro Rata to the Institutional Sellers in US dollars at Closing (but only to the extent that the Cash Consideration Increase Amount does not exceed the Acadia Common Stock Consideration Amount); and (ii) the Acadia Common Stock Consideration to be delivered to each Institutional Seller pursuant to clause 2.4 shall be further reduced by its Pro Rata share of the Option Acadia Common Stock Reduction Shares (the Option Acadia Common Stock Reduction Shares, together with the Initial Acadia Common Stock Reduction Shares, being the Acadia Common Stock Reduction Shares). Option Acadia Common Stock Reduction Shares means the number of shares of Acadia Common Stock equal to: (a) the Option Cash Consideration Increase Amount; divided by (b) the Agreed Threshold Share Price (and, for the avoidance of doubt, the Acadia Common Stock Reduction Shares shall not exceed the Acadia Common Stock Consideration and the Cash Consideration Increase Amount shall not exceed the Acadia Common Stock Consideration Amount); and

(d)	if the Purchaser Guarantor makes such an election pursuant to this clause 2.5, the Purchaser shall give a notice in writing (delivered both by email and by hand at the Top-Up Meeting, as defined below) (the Placing Election Notice) to the Institutional Sellers’ Representative stating that it is electing to place Initial Seller Acadia Placing Shares pursuant to this clause 2.5 and setting out the Public Equity Offering Price. Such Placing Election Notice shall be so served by no later than 17:00 Eastern Standard Time on the Pricing Date.

2.6.	If the Public Equity Offering Price is less than the Agreed Threshold Share Price, the Purchaser Guarantor shall, at its absolute discretion, be entitled to issue additional shares of Acadia Common Stock (for no consideration in addition to the transfer (and, if relevant, the redemption) of the Shares and the redemption of the Notes pursuant to the terms of this Deed) Pro Rata to the Institutional Sellers on Closing such that the aggregate of the number of shares of Acadia Common Stock so issued, together with the Acadia Common Stock Consideration, all valued at the Public Equity Offering Price, would be equal to the Acadia Common Stock Consideration Amount (such election being the Full Top-Up Election). Beginning at 16:00 Eastern Standard Time and continuing until the later of: (a) 17:00 Eastern Standard Time; and (b) if a Non Top-Up Election is made by the time specified for delivery of the Election Notice in this clause 2.6, 45 minutes after the time at which a Non Top-Up Election is delivered on the Pricing Date, there shall be a meeting at the London offices of Advent International (at the address 111 Buckingham Palace Road, London SW1W 0SR) (or such other physical location as agreed in writing as between the Institutional Seller’s Representative and the Purchaser prior to the Pricing Date), which shall be attended by, amongst others, the Institutional Sellers’ Pricing Representative (and its legal advisers) and the Purchaser’s Counsel (acting on behalf of the Purchaser) (the Top-Up Meeting). By 17:00 Eastern Standard Time, at the Top-Up Meeting, the Purchaser shall procure that the Purchaser’s Counsel (acting on behalf of the Purchaser) shall give a notice in writing (delivered by hand and, to the extent that either or both of the Purchaser Guarantor and the Institutional Sellers’ Representative are available, will simultaneously be notified by conference call) to the Institutional Sellers’ Pricing Representative (the Election Notice) setting out the Public Equity Offering Price and stating (without qualification) whether the Purchaser Guarantor is thereby:

(a)	making the Full Top-Up Election; or

(b)	not making Full Top-Up Election (the Non Top-Up Election).

If the Public Equity Offering Price is less than the Agreed Threshold Share Price and the Election Notice is not so delivered in accordance with this clause 2.6 making the statement in either paragraph (a) or (b) above in accordance with this clause 2.6, then, in either such case, the Purchaser shall be deemed to have made the Full Top-Up Election. The time of the delivery of the Non Top-Up Election shall be the Notification Time. (Clause 4.8 of this Deed provides for the conduct of communications between the Institutional Sellers’ Pricing Representative and the Purchaser before 16:00 Eastern Standard Time on the Pricing Date.) The Institutional Sellers’ Pricing Representative (on behalf of the Institutional Sellers) may elect within 20 minutes of the Notification Time, by notice in writing (delivered by hand and, to the extent that either or both of the Purchaser Guarantor and the Institutional Sellers’ Representative are available, will simultaneously be notified by conference call) to the Purchaser’s Counsel (acting on behalf of the Purchaser), to terminate this Deed and following any such termination, the parties shall have no rights and liabilities under this Deed, save for any rights and liabilities which have accrued before termination or under any of the Surviving Provisions. A Full Top-Up Election (or a deemed Full Top-Up Election), shall be an irrevocable and binding commitment upon the Purchaser Guarantor to issue such additional shares of Acadia Common Stock upon Closing in accordance with this clause 2.6. If either the Institutional Sellers’ Pricing Representative or the Purchaser’s Counsel (acting on the Purchaser’s behalf) is not present at the Top-Up Meeting for any period of time during which a notice is due to be given to him pursuant to this clause 2.6, then such notice may be delivered to the Institutional Sellers’ Pricing Representative or the Purchaser, respectively, by email (in accordance with clause 21 of this Deed) with such notice also being delivered to the Institutional Sellers’ Pricing Representative or the Purchaser, respectively, by hand as soon as possible thereafter.

2.7.	Any payment made in satisfaction of a liability arising under a Seller Obligation or a Purchaser Obligation or under the Management Warranty Deed shall, to the extent possible, adjust the cash price paid for the relevant Shares.

3.	Management Sellers

Each Management Seller hereby:

(a)	agrees that, from that Management Seller’s portion of the Share Price: (i) an amount equal to any loan granted to that Management Seller by a Target Company (including any interest accrued thereon) for the purposes of subscribing for shares in the Company, to the extent such loan remains outstanding at Closing (the Management Seller Loan Amount); and (ii) an amount equal to the aggregate amount of the income tax and primary class 1 National Insurance contributions (if any) due after the Locked Box Date on the acquisition of beneficial interests in its Shares from the Trustee (the Tax Liabilities Amount) shall be transferred to the Company in accordance with Schedule 2;

(b)	pursuant to paragraph (a), above, directs the Purchaser to transfer to the Company (or as it may direct), at Closing, an amount equal to that Management Seller’s Management Seller Loan Amount and Tax Liabilities Amount and the Purchaser hereby agrees to procure that the Management Seller’s Tax Liabilities Amount is transferred as soon as reasonably practicable following Closing to HM Revenue & Customs;

(c)	agrees that, from that Management Seller’s portion of the Share Price, an amount of the consideration (if any) for each Share, the beneficial interest in which is acquired by such Management Seller from the Trustee after the date of this Deed, to the extent such amount has not been paid prior to Closing by such Management Seller to the Trustee (the Consideration Deduction Amount) shall be transferred to the Company in accordance with Schedule 2; and

(d)	pursuant to paragraph (c), above, directs the Purchaser to transfer to the Company (in deemed partial repayment of the indebtedness owed by the Trustee to the Company in respect of the cost of the acquisition of the Shares), at Closing, an amount equal to that Management Seller’s Consideration Deduction Amount.

4.	Period to Closing

4.1.	From the date of this Deed until the earlier of Closing or the termination of this Deed, each Institutional Seller and Management Seller undertakes to use reasonable endeavours, in each case subject to all legal and regulatory requirements and to the extent within its power to do so:

(a)	to procure that no Target Company shall undertake any acts or matters specified in Schedule 8 without the prior written consent of the Purchaser (such consent not to be unreasonably withheld or delayed), provided that the Purchaser shall be deemed to have consented to the relevant act or matter if it fails to notify the Sellers’ Representatives within five Business Days of the relevant written request that it does not consent to the relevant act or matter;

(b)	to procure that each relevant Target Company shall comply with all reasonable requests from the Purchaser Group in connection with the Purchaser’s Financing, including:

(i)	furnishing the Purchaser Group and its Debt Financing Sources and Equity Financing Sources as promptly as practicable and by no later than 15 January 2016 with: (A) IFRS audited consolidated financial statements of the Target Companies for the fiscal years ended 31 December 2012, 2013 and 2014 and unaudited condensed consolidated financial statements of the Target Companies as of and for the nine months ended 30 September 2014 and 2015 prepared in accordance with IFRS and reviewed by the Company’s independent auditors in accordance with AU-930, Interim Financial Information, as issued by the American Institute of Certified Public Accountants (collectively, the financial statements in this sub-clause (A), the Required Target Financial Information) which Required Target Financial Information shall be and shall remain Compliant prior to and as of the Closing Date; and (B) other financial and other pertinent information regarding the Target Companies as may be reasonably requested by the Purchaser Group, including, without limitation, financial statements (including financial statements of the Target Companies and pro forma financial information solely relating to the Target Companies but excluding: (i) any pro forma financial information relating to the Purchaser or its Affiliates and any post-Closing pro forma cost savings, synergies, capitalisation, ownership or other pro forma adjustments desired to be incorporated into any pro forma financial information; and (ii) any financial statements or information that may be required by Rules 3-09, 3-10 or 3-16 of Regulation S-X) and audit reports and other information of the type required and of a type and form customarily included with respect to a non-U.S. target company acquired by a U.S. company in a registration statement by a U.S. company on Form S-1 for a public offering of equity or debt securities as contemplated by the Purchaser’s Financing);

(ii)	assisting with the preparation of any customary offering documents or memoranda, bank information memoranda, prospectuses and similar documents and materials for rating agency presentations and similar documents required in connection with the Purchaser’s Financing;

(iii)

delivering (or causing its accountants to deliver) accountants’ comfort letters and consents of accountants for use of their audit opinions in any materials relating to the Purchaser’s Financing and in connection with any filings required to be made by any member of the Purchaser Group pursuant to the Securities Act or the U.S. Securities Exchange Act of 1934, as amended (collectively, an SEC Filing), where the financial statements or any of the other Required Target Financial Information are included or incorporated by reference;

(iv)	cooperating reasonably with: (A) the marketing efforts for the Purchaser’s Financing; and (B) the Debt Financing Sources’ and Equity Financing Sources’ due diligence, in each case to the extent customary and reasonable; and

(v)	at least five Business Days prior to the Closing Date, providing all documentation and other information about the Target Companies as is requested in writing by the Purchaser Group at least 10 Business Days prior to the Closing Date which is in connection with the Purchaser’s Financing and required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations including without limitation the USA PATRIOT Act, provided, however, that nothing herein shall require such cooperation to the extent it would: (i) interfere unreasonably with the Business or operations of any of the Target Companies; (ii) require any Target Company to take any action that would conflict with or violate any such Target Company’s constitutional documents, material agreements or any laws; (iii) require any Target Company to enter into or approve any agreement referred to in this clause 4.1(b) prior to Closing or that becomes effective prior to Closing (except customary representation letters required by external auditors of any Target Company); (iv) subject any Seller or Target Company or any of their directors, officers or employees to actual or potential liability, require any of them to bear any cost or expense or to pay any commitment or other similar fee or make any other payment or incur any other liability or require any of them to provide or agree to provide any indemnity, guarantee or pledge in connection with the Purchaser’s Financing or any of the foregoing prior to the Closing or that becomes effective prior to the Closing; or (v) require the provision of any financial statements or financial or other information other than the Required Target Financial Information;

(c)	to procure that each relevant Target Company shall comply with all reasonable requests from the Purchaser Group to provide customary authorisation letters to the Debt Financing Sources authorising the distribution of information relating to the Target Companies to prospective lenders or investors;

(d)	(i) to procure that the Bond Issuer issues a notice of redemption (such redemption to be conditional on Closing occurring) to the Senior Secured Bond Trustee no later than 16 January 2016 which shall permit the Senior Secured Bonds to be redeemed on 16 February 2016, and a notice of redemption (such redemption to be conditional on Closing occurring) to the Senior Unsecured Bond Trustee no later than 16 January 2016 which shall permit the Senior Unsecured Bonds to be redeemed on 16 February 2016, and (ii) to use all reasonable endeavours to comply with any relevant provisions of articles 3, 8 and 12 of the Senior Secured Bond Indenture and under articles 3, 8 and 13 of the Senior Unsecured Bond Indenture respectively; and

(e)	to provide the Purchaser with reasonably satisfactory evidence of the Senior Secured Bond Payoff Amount and the Senior Unsecured Bond Payoff Amount no later than three Business Days prior to Closing.

4.2.	Each Seller hereby consents, and shall procure that the Target Companies consent, to the reasonable use of the logos of the Target Companies in connection with the Purchaser’s Financing, provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or damage the Target Companies or the reputation or goodwill of the Target Companies or any of their logos and on such other terms and conditions as the Target Companies may reasonably impose.

4.3.	The Purchaser and the Purchaser Guarantor shall take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or advisable (or in the case of clauses 4.3(c) to (e) (inclusive) only, all things reasonably necessary or advisable) to arrange the Purchaser’s Debt Financing as promptly as practicable following the date of this Deed and to consummate the Purchaser’s Debt Financing at Closing, including to:

(a)	maintain in effect the Debt Commitment Agreement and not permit any amendment or modification to be made to, nor consent to any waiver of any provision or remedy under, and not replace, the Debt Commitment Agreement, if such amendment, modification, waiver or replacement: (i) reduces the aggregate amount of the Purchaser’s Debt Financing (including by changing the amount of fees to be paid or original issue discount of the Purchaser’s Debt Financing); or (ii) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the receipt of the Purchaser’s Debt Financing in a manner that would reasonably be expected to: (A) prevent or delay Closing; or (B) adversely and materially impact the ability of the Purchaser to enforce its rights against other parties to the Debt Commitment Agreement or the definitive agreements with respect thereto when required pursuant to this Deed (provided that the Purchaser may amend the Debt Commitment Agreement to add lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed the Debt Commitment Agreement as of the date hereof and amend the economic or other arrangements with respect to the existing and additional lenders, lead arrangers, bookrunners, syndication agents or similar entities, if the addition of such additional parties and amendment of additional terms do not reduce the Purchaser’s Debt Financing to be funded at Closing to less than the aggregate amount committed pursuant to the Debt Commitment Agreement as of the date hereof, do not impose new or additional conditions to the receipt of the Purchaser’s Debt Financing to be funded at Closing and, individually or in the aggregate, would not be reasonably expected to delay or prevent Closing) (and the Purchaser agrees to promptly deliver to the Sellers copies of any amendment, modification, supplement, waiver or replacement to the Debt Commitment Agreement);

(b)	satisfy on or prior to the Closing Date, all conditions to the provision of the Purchaser’s Debt Financing that are within the Purchaser’s control, and not take any actions which would cause any of the conditions to fail to be satisfied whether or not within the Purchaser Group’s control;

(c)	negotiate, execute and deliver definitive debt documents that reflect the terms contained in, or no less favourable to the Purchaser in the aggregate than, the Debt Commitment Agreement (including any “market flex” provisions related thereto);

(d)	cause the Debt Financing Sources to fund the full amount of the Purchaser’s Debt Financing at or prior to Closing (or such lesser amount as may be required to consummate the transactions contemplated by this Deed); and

(e)	enforce its rights under the Debt Commitment Agreement.

4.4.	In the event that any portion of the Purchaser’s Debt Financing becomes unavailable for any reason, regardless of the reason therefor, the Purchaser agrees to: (1) obtain alternative debt financing (in an amount sufficient, when taken together with the Equity Proceeds, to consummate the transactions contemplated by this Deed and to pay related fees and expenses) from the same or other sources on terms that contain conditions no less favourable to the Purchaser than the conditions included in the Debt Commitment Agreement on the date hereof; and (2) promptly notify the Institutional Sellers’ Representative of such unavailability and the reason therefor. For the purposes of this Deed, the term Debt Commitment Agreement shall be deemed to include any commitment agreement (or similar agreement) with respect to any alternative debt financing arranged in compliance herewith, as well as all amendments, modifications and supplements thereto permitted under this Deed, the term Debt Financing Sources shall include the lenders, arrangers or providers of such alternative debt financing, and the term Purchaser’s Debt Financing shall include such alternative debt financing.

4.5.	No later than five Business Days prior to Closing, the Purchaser Guarantor shall commence a Public Offering pursuant to which the Purchaser Guarantor shall offer not less than such number of shares of Acadia Common Stock as would raise Equity Proceeds of at least £400,000,000 at the then prevailing exchange rate (the Public Equity Offering). As used herein, the term Public Offering means any primary offering by the Purchaser Guarantor of shares of Acadia Common Stock to the public (which shall not include a secondary component) pursuant to an effective registration statement under the Securities Act or any comparable offering document under any similar federal statute then in force.

4.6.	The Purchaser Guarantor shall use reasonable endeavours to consummate the Public Equity Offering on or prior to Closing, including:

(a)	in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder, preparing and filing with the SEC either a new registration statement and all amendments thereto and related prospectuses and prospectus supplements, or one or more prospectus supplements which supplement the prospectus included in Purchaser Guarantor’s registration statement on Form S-3ASR already filed and effective, in each case as may be necessary to comply with applicable securities laws, with respect to the offer and sale of the shares of Acadia Common Stock to be issued in the Public Equity Offering (the Acadia Publicly Issued Shares);

(b)	if a new registration statement is filed in order to consummate the Public Equity Offering, causing such registration statement to be an automatic shelf registration on

Form S-3 which becomes effective immediately upon filing, or if a Form S-3ASR cannot be filed, filing such registration statement on such other form as may be permitted by the rules and regulations of the SEC, and responding as promptly as possible to any SEC comments or requests for information with respect to such registration statement (if any) and cause such registration statement to be declared effective as soon as possible;

(c)	providing the Institutional Sellers’ Representative with copies of any registration statement, prospectus, prospectus supplement, free writing prospectus or road show presentation contemplated to be used in connection with the Public Equity Offering a reasonable amount of time prior to the filing or use thereof and giving due consideration to any comments received from the Institutional Sellers’ Representative on such drafts;

(d)	keeping the Institutional Sellers’ Representative informed of the status of the registration process and timing of the Public Equity Offering, providing the Institutional Sellers’ Representative with copies of any SEC comments received on any of the Purchaser Guarantor’s SEC filings as soon as practicable following receipt thereof and providing the Institutional Sellers’ Representative with any contemplated correspondence with the SEC as soon as practicable in advance of submission to the SEC;

(e)	preparing, and filing promptly with the SEC, such amendments or supplements to such registration statement, prospectus or prospectus supplement as may be necessary or advisable to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such registration statement, prospectus, prospectus supplement or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(f)	making all filings of periodic and current reports required by the rules and regulations of the SEC prior to the Closing;

(g)	causing all Acadia Publicly Issued Shares to be listed on the NASDAQ Global Select Market;

(h)	registering and/or qualifying the Acadia Publicly Issued Shares under such other securities or “blue sky” laws of such jurisdictions and doing any and all other acts and things as may be reasonably necessary or advisable, so as to enable the Purchaser Guarantor to consummate the Public Equity Offering prior to Closing;

(i)	entering into and performing such customary agreements (including underwriting agreements in customary form) and taking all such other actions, to the extent permitted under the terms of the Deed, as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Acadia Publicly Issued Shares (including participating in such number of “road shows,” investor presentations, marketing events, drafting sessions and due diligence sessions, and making available such information for due diligence review, as the underwriters managing such offering may reasonably request);

(j)	ensuring that any free writing prospectus (as defined in Rule 405 of the Securities Act) prepared by or on behalf of the Purchaser Guarantor complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(k)	promptly obtaining the withdrawal of any stop order suspending the effectiveness of a registration statement contemplated to be used for the Public Equity Offering, suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction;

(l)	causing the Acadia Publicly Issued Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Purchaser Guarantor to consummate the Public Equity Offering;

(m)	causing the auditors of the Purchaser Guarantor’s financial statements which are included in the applicable registration statement, prospectus or prospectus supplement to provide a comfort letter in customary form and covering such matters of the type customarily covered by comfort letters to underwriters in public equity offerings;

(n)	causing counsel to the Purchaser Guarantor and its subsidiaries to provide customary legal opinions to the underwriters as the underwriters may reasonably request including without limitation 10b-5 opinions or statements with respect to the disclosure contained in the applicable registration statement, prospectus or disclosure package;

(o)	paying all fees and expenses in connection with the Public Equity Offering, including without limitation SEC filing fees, NASDAQ listing fees, fees and expenses of auditors and counsel, transfer agent fees, underwriting commissions, and fees and expenses of underwriters customarily paid for by issuers of underwritten equity securities;

(p)	not granting any registration rights from the date hereof through the Closing, and obtaining waivers of any registration rights existing on the date hereof which could give the holders thereof the right to require the sale of their shares in the Public Equity Offering; and

(q)	taking all actions necessary to ensure that the representations and warranties in clause 4.7 below remain true and correct from the date hereof through the Closing.

4.7.	The Purchaser Guarantor warrants to each of the Sellers that as at the date of this Deed:

(a)	the Purchaser Guarantor is a large accelerated filer and a well-known seasoned issuer as defined in the rules and regulations of the SEC and is not an “ineligible issuer” as defined in the rules and regulations of the SEC;

(b)	the Purchaser Guarantor has an effective registration statement on Form S-3ASR which may be used for the Public Equity Offering;

(c)	there is no reason to believe that the Purchaser Guarantor could not on the date hereof file a new registration statement on Form S-3ASR which would be effective automatically and usable for the Public Equity Offering;

(d)	there are no outstanding SEC comments currently open with the SEC or any pending requests for confidential treatment on any of the Purchaser Guarantor’s SEC filings;

(e)	approval by the board of directors of the Purchaser Guarantor is the only corporate approval required, and approval by holders of Acadia Common Stock is not required, in order to consummate the transactions contemplated by this Deed, including the issue of Acadia Common Stock provided for under the terms of this Deed;

(f)	the Purchaser Guarantor has a sufficient number of shares of Acadia Common Stock authorised in its organisational documents necessary to consummate the transactions contemplated by this Deed, including the issue of Acadia Common Stock provided for under the terms of this Deed, taking into account all issued shares and all shares reserved for future issuances;

(g)	no holder of securities has registration rights which enable them to require the sale of their shares in the Public Equity Offering (or any such rights have been waived); and

(h)	a copy of the Amended Registration Rights Agreement has been duly authorised, executed and delivered by each party thereto other than the Institutional Sellers and all requisite consents necessary to amend the existing registration rights agreement have been obtained.

4.8.	The Purchaser Guarantor shall keep the Sellers’ Representatives informed in reasonable detail of the status of its efforts to arrange the Purchaser’s Financing. The Purchaser will inform the Institutional Sellers’ Pricing Representative of the likely Pricing Date as soon as reasonably practicable upon becoming aware of the same, and will keep the Institutional Sellers’ Pricing Representative reasonably informed if that date may change. On the Pricing Date between 13:00 and 16:00 Eastern Standard Time, the Purchaser will liaise with the Institutional Sellers’ Pricing Representative by telephone (such telephone number(s) of the Institutional Sellers’ Pricing Representative to be notified to the Purchaser by the Institutional Sellers’ Representative in writing from time to time following the date of this Deed) as often as is reasonable and if unable to reach the Institutional Sellers’ Pricing Representative by telephone, by email, and shall provide good faith estimates of the potential Public Equity Offering Price and reasonable details of the status of the bookbuild. The Purchaser Guarantor will use all reasonable endeavours to respond to any queries the Institutional Sellers’ Pricing Representative may have during that period in relation to the potential Public Equity Offering Price. The Purchaser Guarantor shall give the Sellers’ Representatives prompt notice of any breach or repudiation, or receipt of a written notice of any anticipated or threatened breach or repudiation, by any party to the Debt Commitment Agreement of which the Purchaser Guarantor becomes aware.

4.9.	The Purchaser:

(a)	shall indemnify and hold harmless the Sellers and the Target Companies for all reasonable out-of-pocket costs and expenses (which shall be limited to legal fees and accountancy fees only) to the extent directly incurred by any Seller (or their respective Affiliates) or any Target Company (as the case may be) in connection with the co-operation of the Sellers contemplated by this clause 4 in connection with the Purchaser’s Financing and/or the issuance of Acadia Common Stock;

(b)	acknowledges and agrees that the Sellers, the Target Companies and their respective Affiliates shall not have any responsibility for, or incur any liability to any person under any arrangement with respect to the Purchaser’s Financing that the Purchaser may request in connection with the transactions contemplated by this Deed; and

(c)	shall indemnify and hold harmless each Seller and their respective Affiliates from and against any and all Costs directly suffered or incurred by any of them as a result of claims made by any third party in connection with the Purchaser’s Financing and/or the issuance of Acadia Common Stock Consideration, other than in respect of a Seller, to the extent such Costs result from any inaccuracy in any historical written information regarding the Target Companies provided by that Seller (or, in the case of an Institutional Seller, any Institutional Seller) or any Target Company (which shall be deemed to be provided by all Sellers) to the Purchaser Guarantor and its Affiliates pursuant to clause 4.1(b) of this Deed.

4.10.	No later than five Business Days prior to the Closing Date, a statement (the Closing Statement) shall be delivered by or on behalf of the Sellers’ Representatives to the Purchaser, setting out, in each case as at the Closing Date:

(a)	the Outstanding Notes Debt (which shall be paid by the Purchaser at Closing pursuant to paragraph (b)(vi) of Part B of Schedule 2);

(b)	an estimate of the Outstanding RCF Debt (which shall be paid by the Purchaser at Closing pursuant to paragraph (b)(vii) of Part B of Schedule 2);

(c)	the Management Seller Loan Amount that will be outstanding as at the Closing Date (if any) for each relevant Management Seller (which shall be paid by the Purchaser at Closing pursuant to paragraph (b)(iv) of Part B of Schedule 2);

(d)	the Tax Liabilities Amount for each relevant Management Seller (which shall be paid by the Purchaser at Closing pursuant to paragraph (b)(iv) of Part B of Schedule 2);

(e)	the Consideration Deduction Amount for each relevant Management Seller (which shall be paid by the Purchaser at Closing pursuant to paragraph (b)(iv) of Part B of Schedule 2);

(f)	the Additional Notes Debt (which shall be paid by the Purchaser at Closing pursuant to paragraph (b)(vi) of Part B of Schedule 2) and the Additional Preference Share Price (which shall be paid by the Purchaser at Closing pursuant to paragraphs (b)(i) and (b)(ii) of Part B of Schedule 2);

(g)	the amount and relevant payee for items of Sellers’ Disclosed Transaction Costs (which shall be paid by the Purchaser at Closing pursuant to paragraph (b)(viii) of Part B of Schedule 2); and

(h)	the Agreed Leakage Amount.

4.11.	On the day falling five Business Days prior to Closing, a schedule (the Revised Schedule) in substantially the same form as the Allocation Table shall be delivered by or on behalf of the Sellers’ Representatives to the Purchaser which reflects any changes made, between the date of this Deed and the date upon which the Revised Schedule is delivered to the Purchaser in accordance with this clause 4.11 (or which are to be made following such delivery on or prior to Closing):

(a)	as a result of the date of distribution being the Closing Date for receipt of “Distributable Proceeds” pursuant to the “Sale” for the purposes of determining the operation of Article 4 of the Articles (with Distributable Proceeds and Sale each having the meaning given to them in the Articles) and, in particular, to reflect the Additional Notes Debt and Additional Preference Share Price attributable to each Seller entitled thereto and the consequential reductions to be made to each Seller’s portion of the Share Price that relates to its Ordinary Shares as a result thereof in accordance with Article 4 of the Articles;

(b)	to the number of Shares which are legally and beneficially held by the Trustee (in its capacity as trustee of the Priory Equity Plan Employee Trust);

(c)	to the number of Shares which are legally held by the Trustee (in its capacity as nominee for the Management Sellers);

(d)	to the number of Shares which are beneficially held by each Management Seller;

(e)	to reflect that the Sellers’ Disclosed Transaction Costs shall be deducted from the proceeds otherwise being transferred to the Sellers in consideration for the sales and purchases (and if applicable, redemptions) pursuant to this Deed (meaning that, for the purposes of the Articles, the Sellers’ Disclosed Transaction Costs shall be deducted from the “Distributable Proceeds” prior to its allocation in accordance with Article 4 of the Articles);

(f)	to reflect the applicable portion of each relevant Seller’s Share Price and/or Outstanding Notes Debt, if any, that, in the case of sub-clauses (i) to (iii) (inclusive) below, is directed to be paid to a person other than that Seller pursuant to Part B of Schedule 2 or, in the case of sub-clause (iv), is reduced in accordance with clause 12.5, and comprises the relevant portion of:

(i)	the aggregate of all Management Seller Loan Amounts;

(ii)	the aggregate of all Tax Liabilities Amounts;

(iii)	the aggregate of all Consideration Deduction Amounts; and

(iv)	the Agreed Leakage Amount; and

(g)	to reflect the amount of each Institutional Seller’s portion of the Share Price that corresponds to:

(i)	the Cash Deduction and also sets out the number of shares of Acadia Common Stock Consideration to be issued in lieu thereof (if applicable); and

(ii)	if applicable pursuant to clause 2.5, the Cash Consideration Increase Amount, the Acadia Common Stock Reduction Shares and the resulting Adjusted Acadia Placing Stock (and also sets out, if applicable pursuant to clause 2.6, the additional shares of Acadia Common Stock to be issued pursuant thereto), and any consequential amendments to the allocation of the consideration payable to each Seller for the Shares and to repay the Outstanding Notes Debt, it being agreed that the allocation of the consideration under the Revised Schedule shall adjust the Share Price and the Outstanding Notes Debt and their respective allocations, but in no circumstances result in an increase to the aggregate of the Share Price and the Outstanding Notes Debt payable by the Purchaser (without prejudice to the operation of clauses 2.4 to 2.6). The Purchaser shall not be concerned with, and shall have no liability in respect of, the provisions of the Articles which shall govern the allocation of proceeds among the Sellers in accordance with the terms hereof and thereof.

4.12.	For the avoidance of doubt and notwithstanding anything set forth in this clause 4, the parties understand and acknowledge that under the terms of this Deed, the Purchaser’s and Purchaser Guarantor’s obligations to consummate the transactions contemplated by this Deed are not in any way contingent upon or otherwise subject to the Purchaser’s consummation of any financing arrangements (including pursuant to the Purchaser’s Financing), the Purchaser’s or the Purchaser Guarantor’s obtaining of any financing (including the Purchaser’s Financing) or the availability, grant, provision or extension of any financing to the Purchaser and/or the Purchaser Guarantor (including the Purchaser’s Financing).

4.13.	No later than 10 Business Days prior to the anticipated date of Closing, the Institutional Sellers’ Representatives shall deliver to the Purchaser a draft of the Deed of Release and shall give reasonable consideration to any comments which the Purchaser may have on such draft.

5.	Closing

5.1.	Subject to clauses 2.6, 5.12 and 5.13(c), Closing shall take place at the London office of Freshfields Bruckhaus Deringer LLP on the Closing Date (or at such other place and time as shall be mutually agreed between the Purchaser and the Institutional Sellers’ Representative).

5.2.	If the Purchaser elects to procure the redemption of the Preference Shares in accordance with clause 1.8, neither the Sellers nor the Purchaser shall be obliged to complete the sale or purchase of any of the Ordinary Shares or the redemption of any of the Preference Shares (together with all accrued or declared, but unpaid, dividends and distributions on such Preference Shares) unless all of the Ordinary Shares are sold and purchased, and all of the Preference Shares (together with all accrued or declared, but unpaid, dividends and distributions on such Preference Shares) are redeemed, simultaneously. If the Purchaser does not elect to procure the redemption of the Preference Shares in accordance with clause 1.8, neither the Sellers nor the Purchaser shall be obliged to complete the sale or purchase of any of the Shares unless all of the Shares are sold and purchased simultaneously.

5.3.	At Closing, the Purchaser shall procure the repayment of the Outstanding Debt in accordance with Schedule 2 provided that the Sellers shall provide the Purchaser with such information and assistance as the Purchaser reasonably requires to comply with this clause 5.3.

5.4.	At Closing, each of the Sellers waives any pre-emption or other rights over the Shares conferred on it or held by it by virtue of the Articles or the Investment Documents or otherwise.

5.5.	At Closing, each of the parties shall deliver or perform (or ensure that there is delivered or performed) all those documents, items and actions respectively listed in relation to that party in Schedule 2 unless, in the case of any item, the Sellers’ Representatives and the Purchaser agree in writing to waive such item.

5.6.	The provisions of Schedule 4 shall apply conditional upon and with effect from Closing.

5.7.	The Institutional Sellers’ Representative and the Purchaser shall jointly engage with the CMA in the period from the date of this Deed to Closing and shall agree with the CMA (and to the extent required offer any necessary “hold separate” undertaking(s) to the CMA which are reasonably acceptable to the Purchaser and the Institutional Sellers’ Representative pending Closing, offer any necessary “hold separate” undertakings to the CMA for the period following Closing, and agree to the imposition of an order in standard terms pursuant to section 72 of the Act) that pending Closing, the Sellers and the Purchaser, and following Closing the Purchaser, shall:

(a)	not take any action which might lead to the integration of each of the Target Companies and the Purchaser Group;

(b)	not otherwise impair the ability of the Business and the Purchaser Group to compete independently in the UK; and

(c)	take any other action to the extent it might reasonably be required in order to persuade the CMA not to make any order which would prohibit Closing,

provided such action(s) does not prohibit Closing.

5.8.	Without prejudice to the generality of clause 5.7, the Purchaser shall, prior to Closing:

(a)	promptly notify the Institutional Sellers’ Representative (and provide copies or, in the case of non-written communications, details) of any communications with the CMA relating to the Proposed Transaction, other than any non-material communications of an administrative nature;

(b)	where practicable, communicate with the CMA only after prior consultation with the Institutional Sellers’ Representative and its advisers (and taking into account any reasonable comments and requests of the Institutional Sellers’ Representative and its advisers as appropriate and practicable) and provide the Institutional Sellers’ Representative and its advisers with copies of all such submissions, notifications, filings and other communications (save that business secrets and other confidential material to the Purchaser may be redacted and delivered on a confidential counsel to counsel basis);

(c)	(without limiting (b) above) provide the Institutional Sellers’ Representative and its advisers with draft copies of all submissions, notifications, filings and other communications to the CMA (save that business secrets and other confidential material to the Purchaser may be redacted and delivered on a confidential counsel to counsel basis) at such time as will allow the Institutional Sellers’ Representative and its advisers a reasonable opportunity to provide comments and for the Purchaser to take account of any reasonable comments of the Institutional Sellers’ Representative and its advisers on such drafts prior to their submission; and

(d)	where permitted by the CMA, allow persons nominated by the Institutional Sellers’ Representative to attend all meetings and participate in all material telephone or other conversations with the CMA and to make oral submissions at the meetings or in telephone or other conversations (provided that the Purchaser shall not be required to permit the Institutional Sellers’ Representative or advisers to attend any part of such meetings during which business secrets and other confidential material to the Purchaser is likely to be disclosed).

5.9.	The Sellers shall (and shall procure that the Target Companies and their respective advisers) use reasonable endeavours to co-operate with the Purchaser and promptly provide to it (or its advisers) all reasonable assistance (including the provision of information):

(a)	for the purpose set out in clause 5.7; and

(b)	as may be reasonably required for inclusion in any submission made or otherwise reasonably required in connection with any review by the CMA of the Proposed Transaction.

5.10.	Without prejudice to clause 5.8 and subject to clause 5.11, if the CMA makes or imposes any order, undertaking or obligation under section 72 of the Act that restricts or prohibits Closing, the Purchaser shall following the entry into force of the order, undertaking or obligation take reasonably necessary steps to obtain clearance from the CMA in respect of the Proposed Transaction, including:

(a)	continuing to seek to negotiate any “hold separate” undertakings and derogations from, or amendments to, such order, undertaking or obligation made or imposed under section 72 of the Act as would be acceptable to the CMA and would permit Closing to occur; and/or

(b)	making, or agreeing to make, divestments from parts of the Business and/or the Purchaser Group’s businesses as existing prior to Closing.

5.11.	The Purchaser shall consult (as and when necessary and practicable) with the Institutional Sellers’ Representative and its advisers on the substance of the proposed remedy offered to the CMA (and take into account any reasonable comments and requests of the Institutional Sellers’ Representative and its advisers as appropriate).

5.12.	If the CMA makes or imposes any order, undertaking or obligation under section 72 of the Act that restricts or prohibits Closing, each of the Institutional Sellers’

Representative and the Purchaser shall cooperate with one another and their respective advisers in good faith prior to Closing to reverse the making of such order by the CMA which would prohibit Closing, including defending through litigation and appeals against the imposition of any such order. If any such order, undertaking or obligation under section 72 of the Act remains in place one Business Day before the Closing Date, each of the Institutional Sellers’ Representative and the Purchaser shall have the ability to terminate this Deed (other than the Surviving Provisions and without prejudice to any rights and liabilities which have accrued before termination) by notice in writing to the other party, provided that the right to terminate this Deed under this clause 5.12 shall not be available to any party that is then in material breach of its obligations under clauses 4.3 to 4.6 (inclusive) or clauses 5.7 to 5.12 (inclusive) of this Deed (and for this purpose the Purchaser shall be treated as in such material breach if it or the Purchaser Guarantor is in such material breach).

5.13.	If the Purchaser, the Purchaser Guarantor or any Seller (the Defaulting Party) fails to comply with any material obligation in Schedule 2 (being those set out in paragraphs 1(a), 1(b)(ii), 1(b)(iii), 1(b)(v) and 1(c) of Part A of Schedule 2 in respect of the Sellers, and those set out in Part B of Schedule 2 in respect of the Purchaser and the Purchaser Guarantor) on the Closing Date, then the Institutional Sellers’ Representative (in the event the Defaulting Party is the Purchaser or the Purchaser Guarantor) or the Purchaser (in the event the Defaulting Party is a Seller) may, in addition to and without prejudice to all its other rights and remedies (including those set forth in clause 26 and without prejudice to any rights and liabilities which have accrued before termination):

(a)	defer Closing to the date falling not more than five Business Days after the date Closing would otherwise have occurred (so that the provisions of this clause 5 shall apply to Closing as so deferred);

(b)	proceed to Closing (without limiting its rights under this Deed); or

(c)	subject to Closing having been deferred at least once under clause 5.13(a) by such party, terminate this Deed (subject to clause 5.14 and other than the Surviving Provisions) by notice in writing to the other parties to this Deed, it being understood that the right to terminate this Deed under this clause 5.13 shall not be available to any party who is then in breach of any of its material obligations in Schedule 2 (being those set out in paragraphs 1(a), 1(b)(ii), 1(b)(iii), 1(b)(v) and 1(c) of Part A of Schedule 2 in respect of the Sellers, and those set out in Part B of Schedule 2 in respect of the Purchaser and the Purchaser Guarantor) (and for this purpose the Purchaser shall be treated as in such breach if it or the Purchaser Group is in such breach, and vice versa).

5.14.	If this Deed terminates in accordance with clauses 2.6, 5.12 or 5.13(c), then the rights and obligations of the parties shall automatically terminate without liability to the parties, and the parties shall have no rights and liabilities under this Deed save for any rights and liabilities which have accrued before termination or under any of the Surviving Provisions.

6.	Sellers’ Warranties

6.1.	Each of the Institutional Sellers jointly and severally warrants to the Purchaser that as at the date of this Deed:

(a)	each Institutional Seller is the sole legal and beneficial owner and is entitled to sell and transfer the full legal and beneficial ownership of the Shares set out opposite its name in Part A of the Allocation Table, free from all Third Party Rights, and otherwise on the terms set out in this Deed;

(b)	the details shown in the Allocation Table relating to the Shares held by the Institutional Sellers are true, accurate and complete in all respects;

(c)	the Shares constitute the entire issued share capital of the Company and are each fully paid up, and the Notes constitute the entire issued loan capital of the Company;

(d)	this Deed and each of the documents which are to be entered into by each Institutional Seller pursuant to or otherwise in connection with this Deed will constitute valid and binding obligations of each Institutional Seller in accordance with their respective terms;

(e)	each Institutional Seller is validly incorporated, in existence and duly registered under the laws of its jurisdiction of incorporation and has full power to conduct its business as conducted at the date of this Deed;

(f)	each Institutional Seller has obtained all corporate authorisations and all other governmental, statutory, regulatory or other consents, licences and authorisations required to empower it to enter into and perform its obligations under this Deed;

(g)	entry into and performance by each Institutional Seller of this Deed and/or any documents which are to be entered into by each Institutional Seller pursuant to or otherwise in connection with this Deed will not:

(i)	breach any provision of its memorandum and articles of association, by-laws or equivalent constitutional documents; or

(ii)	result in a breach of any laws or regulations in its jurisdiction of incorporation or of any order, decree or judgment of any court or any governmental or regulatory authority;

(h)	no Institutional Seller: (i) is insolvent or bankrupt under the laws of its jurisdiction of incorporation; (ii) is unable to pay its debts as they fall due; and (iii) has proposed or is liable to any arrangement (whether by court process or otherwise) under which its creditors (or any group of them) would receive less than the amounts due to them;

(i)	there are no proceedings in relation to any compromise or arrangement with creditors or any winding up, bankruptcy or insolvency proceedings concerning any Institutional Seller;

(j)	no steps have been taken to enforce any security over any assets of an Institutional Seller and no event has occurred to give the right to enforce such security;

(k)	each Institutional Seller is an accredited investor as defined under the Securities Act; and

(l)	no Institutional Seller has offered or sold any shares of Acadia Common Stock within the United States except in accordance with Regulation S, and it has not engaged in any hedging transactions involving Acadia Common Stock unless in compliance with the Securities Act.

6.2.	The Trustee warrants to the Purchaser that as at the date of this Deed:

(a)	it is the sole legal and beneficial owner and is entitled to sell and transfer the full legal and beneficial ownership of the Shares set out opposite its name in Part B of the Allocation Table, free from all Third Party Rights, and otherwise on the terms set out in this Deed;

(b)	it is the sole legal owner and is entitled to sell and transfer the full legal ownership of the Shares set out opposite each Management Seller’s name in Part C of the Allocation Table, free from all Third Party Rights, and otherwise on the terms set out in this Deed; and

(c)	this Deed and each of the documents which are to be entered into by it pursuant to or otherwise in connection with this Deed will constitute valid and binding obligations of it in accordance with their respective terms.

6.3.	Each of the Original Management Sellers severally warrants, in respect of itself only, to the Purchaser that as at the date of this Deed:

(a)	it is the sole beneficial owner and is entitled to sell and transfer the full beneficial ownership of the Shares set out opposite its name in Part C of the Allocation Table, free from all Third Party Rights and otherwise on the terms set out in this Deed;

(b)	this Deed and each of the documents which are to be entered into by it pursuant to or otherwise in connection with this Deed (including the Management Warranty Deed, where relevant) will constitute valid and binding obligations of it in accordance with their respective terms;

(c)	it has appointed (or procured the appointment of) the Trustee to hold the legal title to the Shares in respect of which it is the beneficial owner as its nominee and has directed the Trustee to sell and transfer the legal title to such Shares to the Purchaser pursuant to this Deed;

(d)	it is not insolvent or bankrupt under laws applicable to it, unable to pay its debts as they fall due and has not proposed or is not liable to any arrangement (whether by court process or otherwise) under which its creditors (or any group of them) would receive less than the amounts due to them;

(e)	there are no proceedings in relation to any compromise or arrangement with creditors or any winding up, bankruptcy or insolvency proceedings concerning it and no events have occurred which would justify such proceedings; and

(f)	no steps have been taken to enforce any security over any of its assets and no event has occurred to give the right to enforce such security.

6.4.	The Purchaser acknowledges and agrees that, except as provided under the Sellers’ Warranties or the Management Warranty Deed, no other statement, promise or forecast made by or on behalf of any Seller or its Affiliates or any Target Company in relation to the Business or any Target Company may form the basis of any Claim by the Purchaser or any other member of the Purchaser Group. In particular, no Seller makes any representation or warranty as to the accuracy of any forecasts, estimates, projections, statements of intent or opinion provided to the Purchaser, any member of the Purchaser Group or to its or their advisors prior to the date of this Deed (including any documents contained in the Data Room).

6.5.	The Sellers’ Warranties set out in clauses 6.1 to 6.3 (inclusive) shall be deemed to be repeated immediately before Closing by reference to the facts and circumstances then existing as if references in those Sellers’ Warranties to:

(a)	the date of this Deed were references to the Closing Date;

(b)	the Allocation Table, if appropriate, was to the Revised Schedule; and

(c)	the Original Management Sellers were references to the Management Sellers.

6.6.	For the avoidance of doubt, the warranties in clauses 6.2 and 6.3 are given by each relevant Seller severally and only in relation to itself.

6.7.	The liability of each of the relevant Sellers under:

(a)	the Sellers’ Warranties in clauses 6.1(a), 6.1(c), 6.1(d), 6.1(e), 6.2(a), 6.2(b) and 6.3(a) (and under clauses 1.2 to 1.4 (inclusive)) shall terminate on the date falling six years after Closing; and

(b)	under all other Sellers’ Warranties shall terminate on the date falling three years after Closing.

6.8.	Nothing in this clause 6 shall have the effect of limiting or reducing any liability of a Seller in respect of a Claim arising as a result of fraud or deliberate concealment by such Seller.

6.9.	The rights and remedies of the Purchaser in respect of any breach of the Sellers’ Warranties shall not be affected by Closing.

6.10.	Each of the Sellers’ Warranties are separate and independent and unless otherwise expressly provided shall not be limited by reference to any other Sellers’ Warranty or anything in this Deed.

7.	Purchaser Warranties and Purchaser Guarantor Warranties

7.1.	Each of the Purchaser and the Purchaser Guarantor warrants severally, in respect of itself only, to each of the Sellers that as at the date of this Deed:

(a)	this Deed and each of the documents which are to be entered into by it pursuant to or otherwise in connection with this Deed will constitute valid and binding obligations of it in accordance with their respective terms;

(b)	it is validly incorporated, in existence and duly registered under the laws of its jurisdiction of incorporation and has full power to conduct its business as conducted at the date of this Deed;

(c)	it has obtained all corporate authorisations and all other governmental, statutory, regulatory or other consents, licences and authorisations required to empower it to enter into and perform its obligations under this Deed;

(d)	entry into and performance by each member of the Purchaser Group of this Deed and/or any documents which are to be entered into by it pursuant to or otherwise in connection with this Deed will not:

(i)	breach any provision of its memorandum and articles of association, by-laws or equivalent constitutional documents; or

(ii)	result in a breach of any laws or regulations in its jurisdiction of incorporation or of any order, decree or judgment of any court or any governmental or regulatory authority;

(e)	it: (i) is not insolvent or bankrupt under the laws of its jurisdiction of incorporation; (ii) is not unable to pay its debts as they fall due; and (iii) has not proposed or is not liable to any arrangement (whether by court process or otherwise) under which its creditors (or any group of them) would receive less than the amounts due to them;

(f)	there are no proceedings in relation to any compromise or arrangement with creditors or any winding up, bankruptcy or insolvency proceedings concerning it and no events have occurred which would justify such proceedings;

(g)	the execution and delivery of this Deed by each of the Purchaser Guarantor and the Purchaser do not, and the performance by each of the Purchaser Guarantor and the Purchaser of this Deed and the consummation of the transactions contemplated by this Deed will not, conflict with, violate, cause a default under, require the repayment of financial indebtedness outstanding under or an offer to purchase under, or require the Purchaser Guarantor or the Purchaser to obtain any consent, approval, waiver, authorisation or notification under any agreement or instrument pursuant to which the Purchaser Guarantor or any of its Affiliates has outstanding financial indebtedness or has guaranteed any financial indebtedness or under which any of them has obtained commitments to obtain financing;

(h)	no default or event of default exists under the Purchaser Debt Agreements as of the date of this Deed and the representations and warranties of each Loan Party (as defined in the Purchaser Credit Agreement) contained in the Purchaser Credit Agreement or any other Loan Document (as defined in the Purchaser Credit Agreement as in effect on the date hereof), or which are contained in any document furnished at any time under or in connection with the Purchaser Credit Agreement or such Loan Documents or related documentation, shall be true and correct in all material respects on the date of this Deed, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date;

(i)	no steps have been taken to enforce any security over any of its assets and no event has occurred to give the right to enforce such security;

(j)	the Purchaser has delivered to the Sellers’ Representative a true and complete copy of the executed Debt Commitment Agreement. The Debt Commitment Agreement has not been amended or modified in any manner prior to the date of this Deed. Neither the Purchaser nor any of its Affiliates has entered into any agreement, side letter or other arrangement (other than customary engagement letters and fee letters, none of which contain conditions or other provisions relating to the availability of the Financing) relating to the Purchaser’s Debt Financing, other than as set forth in the Debt Commitment Agreement. The aggregate proceeds of the Purchaser’s Financing (both before and after giving effect to the exercise of any or all “market flex” provisions related to the Purchaser’s Debt Financing), when funded, will at Closing provide in immediately available funds the necessary cash resources (together with the Equity Proceeds) to pay the aggregate Share Price and meet its other obligations under this Deed (including those set out in clause 5.3) subject to any conditions set out in the Debt Commitment Agreement. As of the date of this Deed, the commitments contained in the Debt Commitment Agreement have not been withdrawn or rescinded in any respect. The Debt Commitment Agreement is in full force and effect and represents a valid, binding and enforceable obligation of the Purchaser and, to the Purchaser’s knowledge, each other party thereto, to provide the Purchaser’s Debt Financing in the amount and on the terms contemplated thereby subject only to the satisfaction or waiver of the conditions contained therein. The Purchaser has fully paid (or caused to be paid) any and all commitment fees and other amounts that are due and payable on or prior to the date of this Deed in connection with the Purchaser’s Debt Financing. As of the date of this Deed, no event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default on the part of the Purchaser or, to the Purchaser’s knowledge, any other party thereto under the Debt Commitment Agreement. There are no conditions precedent or other contingencies related to the funding of the full amount of the Purchaser’s Debt Financing, other than as set forth in the Debt Commitment Agreement. As of the date of this Deed, to the knowledge of the Purchaser, the Purchaser has no reason to believe that: (i) any of the conditions to the availability of the Purchaser’s Debt Financing will not be satisfied; or (ii) the Purchaser’s Debt Financing will not be made available to the Purchaser on the Closing Date; and

(k)	it is not aware of any facts or circumstances which, to the knowledge of the Purchaser Guarantor, would result in a Claim being capable of being made against any Seller or any of its Affiliates (other than in relation to Leakage) or constitute any misrepresentation by or on behalf of any Seller or any of its Affiliates in connection with the Proposed Transaction.

7.2.	The Purchaser Guarantor warrants to each of the Sellers in the terms of the warranties set out in Schedule 6 as at the date of this Deed.

7.3.	The Purchaser Warranties set out in clause 7.1 and the Purchaser Guarantor Warranties set out in clause 7.1 and Schedule 6 shall be deemed to be repeated immediately before Closing (save for such warranties set out in paragraph 1 of Schedule 6 that are made as of an earlier date, which shall be repeated as of such earlier date) by reference to the facts and circumstances then existing as if references in those Purchaser Warranties and the Purchaser Guarantor Warranties to the date of this Deed were references to the Closing Date or such earlier date (as applicable).

8.	Purchaser Guarantor undertakings

From the date of this Deed until Closing, the Purchaser Guarantor undertakes to comply with the obligations set out in Schedule 7.

9.	No rights of rescission or termination

Subject to the rights of termination expressly provided for in clauses 2.6, 5.12 or 5.13(c), no party shall be entitled to rescind or terminate this Deed in any circumstances whatsoever (whether before or after Closing). This shall not exclude any liability for (or remedy in respect of) fraud or fraudulent misrepresentation.

10.	Sellers’ Representatives

10.1.	Each Institutional Seller hereby irrevocably appoints Simon Powell to act as the sole representative of the Institutional Sellers (the Institutional Sellers’ Representative), and each Management Seller hereby irrevocably appoints each of Tom Riall and David Hall to act as the sole representative of the Management Sellers (the Management Sellers’ Representative), in each case on an individual and not on a joint basis, to act on the relevant Sellers’ behalf for all purposes under this Deed and the Transaction Documents including for the purposes of:

(a)	delivering payment instructions to the Purchaser in connection with the payment of the Share Price;

(b)	accepting notices on behalf of such Seller in accordance with clause 21;

(c)	taking any and all actions that may be necessary or desirable, as determined by the relevant Sellers’ Representative in its sole discretion, in connection with the payment of the costs and expenses incurred with respect to the Proposed Transaction;

(d)	granting any consent or approval on behalf of such Seller under this Deed; and

(e)	generally taking any and all other actions and doing any and all other things provided in or contemplated by this Deed to be performed by such Seller or the relevant Sellers’ Representative on behalf of such Seller.

10.2.	Each Institutional Seller hereby:

(a)	irrevocably (by way of security for the performance of its obligations under this Deed) appoints the Institutional Sellers’ Representative as its attorney with full authority on its behalf and in its name or otherwise to do all acts and to execute and deliver such documents or deeds as are required by law or as may, in the reasonable opinion of the Institutional Sellers’ Representative, be required to give effect to the matters described in clause 10.1; and

(b)

severally (but not jointly or jointly and severally) undertakes to indemnify the Institutional Sellers’ Representative against such Seller’s pro rata share (calculated by reference to the proportion that such Seller’s share of the Share Price bears to the aggregate of the Institutional Sellers’ share of the Share Price) of all costs, claims and expenses and liabilities incurred by the Institutional Sellers’ Representative as a result of the proper exercise or purported exercise of any power conferred on the Institutional Sellers’ Representative by this Deed.

10.3.	Each Management Seller hereby:

(a)	irrevocably (by way of security for the performance of its obligations under this Deed) appoints the Management Sellers’ Representative as its attorney with full authority on its behalf and in its name or otherwise to do all acts and to execute and deliver such documents or deeds as are required by law or as may, in the reasonable opinion of the Management Sellers’ Representative, be required to give effect to the matters described in clause 10.1; and

(b)	severally (but not jointly or jointly and severally) undertakes to indemnify the Management Sellers’ Representative against such Seller’s pro rata share (calculated by reference to the proportion that such Seller’s share of the Share Price bears to the aggregate of the Management Sellers’ share of the Share Price) of all costs, claims and expenses and liabilities incurred by the Management Sellers’ Representative as a result of the proper exercise or purported exercise of any power conferred on the Management Sellers’ Representative by this Deed.

10.4.	The Purchaser and each Seller acknowledge that in exercising the powers and authorities conferred by this clause 10 upon the relevant Sellers’ Representative, the relevant Sellers’ Representative shall not be acting, or be construed as acting, as the agent or trustee on behalf of any Seller and each Seller agrees that the relevant Sellers’ Representative shall have no liability whatsoever to the Purchaser or any Seller in relation to the exercise of those powers and authorities, save in the case of fraud or fraudulent misrepresentation.

10.5.	Notwithstanding clause 10.4, the Purchaser shall be entitled to conclusively and absolutely rely without further enquiry on the exercise of the powers and authorities conferred on the Sellers’ Representatives as if the relevant Seller is exercising such powers and authorities.

11.	Post-Closing undertakings

11.1.	The Purchaser acknowledges that the Sellers’ Representatives and/or the Sellers may need access, from time to time, after Closing to certain accounting and tax records and information held by the Target Companies to the extent such records and information pertain to events occurring prior to Closing and agrees that the Purchaser shall, and shall cause the Target Companies to:

(a)	retain and maintain such records (in the form such records are held at Closing or in substantially similar form) until the earlier of the date that is seven years after Closing and such time as each Sellers’ Representative agrees that such retention and maintenance is no longer necessary;

(b)

allow each Sellers’ Representative and the Sellers and, where applicable, their respective officers, employees, agents, auditors, professional advisers and representatives, to inspect, review and make copies of such records as such Sellers’

Representative or a Seller may reasonably deem necessary or appropriate from time to time, during Working Hours and by providing no less than three Business Days’ notice to the Purchaser, and at the expense of such Sellers’ Representative or Seller (as applicable);

(c)	without prejudice to clause 11.1(b), provide reasonable assistance to the Sellers to meet such Sellers’ tax compliance, filing and/or reporting obligations with respect to the Target Companies by providing information relating to the financial activities of the Target Companies, including financial statements of the Target Companies for the financial year in which Closing takes place, as soon as reasonably practicable; and

(d)	provide such other assistance and information as may reasonably be requested by any Sellers’ Representative and/or any Seller in order to comply with any tax compliance, filing and/or reporting obligations.

11.2.	Each Seller undertakes in respect of itself only (in the event that a claim is made against it in connection with the Proposed Transaction) not to make a claim against any Target Company or any person who was at any time prior to Closing an employee, consultant, officer or director of any Target Company (a Covered Person) on whom that Seller may have relied in negotiating this Deed, except in the case of fraud or deliberate concealment by such Target Company or Covered Person.

11.3.	For a period of six years from Closing, save to the extent such provisions are inconsistent with applicable law or regulation, the Purchaser shall ensure that any indemnity and/or immunity provisions contained in the memorandum and articles of association (or similar constitutional documents) of each Target Company of which a Covered Person was an employee, officer or director immediately prior to Closing are not amended, repealed or modified in any manner that would affect adversely the rights of any Covered Person.

11.4.	For six years from Closing, the Purchaser shall ensure that each Target Company maintains in force such “run-off” directors’ and officers’ liability insurance policies as will enable each Covered Person to make claims arising out of any matter, cause or event occurring on or before Closing (a Pre-Closing Event) under those policies on terms and conditions that are, in every material respect, no less advantageous to the Covered Person than the directors’ and officers’ liability insurance policies maintained by the Target Companies as at the date of this Deed.

11.5.	Save pursuant to a claim under the Management Warranty Deed, the Purchaser shall (and shall ensure that each Target Company shall), from and after Closing and to the fullest extent permitted in accordance with applicable laws, waive, release and discharge each Covered Person from any and all claims, demands, proceedings, causes of action, orders, obligations and liabilities arising out of any Pre-Closing Event which each Target Company has or may at any time have had against any Covered Person, except in cases of fraud, fraudulent misrepresentation or deliberate concealment. The Purchaser shall ensure that each Target Company shall not, directly or indirectly, assert any claim or demand, or commence, institute or cause to be commenced, any proceedings of any kind relating to any Pre-Closing Event against any Covered Person.

11.6.	The provisions of clauses 11.2 to 11.5 (inclusive) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any Covered Person may have at law, by contract or otherwise.

11.7.	For a period of three years after the Closing Date, each of the Institutional Sellers undertakes that it shall not, and shall not direct or cause its Affiliates (nor provide any discretionary consent, encourage or provide assistance to its Affiliates) to:

(a)	do business under the name “Priory”, “Craegmoor” or “Amore” in the United Kingdom and within the behavioural healthcare sector;

(b)	use the “Priory” name, “Craegmoor” name, or “Amore” name for business purposes in the United Kingdom and within the behavioural healthcare sector; or

(c)	hold itself out to be part of or to be acting in any way on behalf of any Target Company,

in each case save as may be required by law or regulation (including any reporting or filing requirements in relation to the continued operation and/or liquidation of any such person) or in connection with any contracts or arrangements that any such person or any of their Affiliates may at any time after Closing enter into with any of the Target Companies or their Affiliates.

11.8.	Each of the Institutional Sellers undertakes to the Purchaser that:

(a)	it shall not and shall procure that its Relevant Affiliates shall not;

(b)	it shall not direct or cause its Affiliates, nor provide any discretionary consent, or encourage or provide assistance to its Affiliates to;

(c)	it shall procure that a Fund VI Affiliate shall direct each “portfolio company” of any Fund VI Affiliate carrying on business in the healthcare sector not to,

for a period of two years after the Closing Date, directly or indirectly, solicit, endeavour to entice away, employ or offer to employ any Executive Management Team Member.

11.9.	The parties consider that the restrictions contained in clauses 11.7 and 11.8 are no greater than is reasonable and necessary for the protection of the Purchaser’s legitimate interests. If any such restriction shall be held to be void but would be valid if deleted in part or reduced in application, then such restrictions shall apply with such deletion or modification as may be necessary to make it valid and enforceable.

11.10.	The Sellers’ Representatives shall promptly provide the Purchaser with copies of all conditional redemption notices, escrow agreements, or similar documents executed by the Sellers and the Target Companies on or prior to Closing with respect to the defeasance, discharge and/or redemption of the Senior Secured Bonds and the Senior Unsecured Bonds.

11.11.

Each Institutional Seller hereby represents, warrants, and certifies that: (a) it is an accredited investor under Regulation D promulgated under the Securities Act; (b) it is qualified to invest in shares of Acadia Common Stock because it has, either alone or with its purchaser representative or representatives, if any, such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of such investment; (c) its investment in shares of Acadia Common Stock is solely for its own account and not with a view to resale or distribution in violation of applicable securities laws; (d) it has no present agreement, understanding or arrangement to subdivide, sell, assign, hypothecate or transfer any part or all of its interest in the shares of Acadia Common Stock in violation of applicable securities laws; (e) it can bear the economic risk of losing its investment in the shares of Acadia Common Stock; (f) the shares of Acadia Common Stock were not offered to it through any advertisement or general solicitation; (g) it has been given the opportunity to ask questions and obtain material and relevant information from the Purchaser Guarantor and Purchaser enabling it to make an informed investment decision; and (h) all data that it has requested has been furnished to it.

11.12.	Each Institutional Seller understands that the shares of Acadia Common Stock to be issued to it will be characterised as “restricted securities” under the federal securities laws of the United States, inasmuch as they are being acquired from the Purchaser Guarantor in a transaction not involving a public offering, and that under such laws and applicable regulations such shares may not be resold without registration under the Securities Act or an applicable exemption from registration (including without limitation Rule 144 and Regulation S). In this connection, each Institutional Seller represents that it is familiar with the registration requirements of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

11.13.	Each Institutional Seller understands that the certificates representing the shares of Acadia Common Stock to be issued to it will bear appropriate legends restricting the transferability thereof under the U.S. federal securities laws. The Purchaser Guarantor agrees that, six months following the Closing Date unless an Institutional Seller informs the Purchaser Guarantor that it is at that time an “affiliate” of the Purchaser Guarantor, subject to receipt by the Purchaser Guarantor of customary and appropriate representations and certificates, all restrictive legends will be removed from the shares of Acadia Common Stock being issued to such Institutional Seller.

12.	No Leakage undertaking

12.1.	Each of the Institutional Sellers jointly and severally covenants and undertakes to the Purchaser that if, on or prior to Closing:

(a)	there has been Leakage since the Locked Box Date; or

(b)	any arrangement or agreement has been made that has resulted in any Leakage since the Locked Box Date,

then, subject to clauses 12.3 and 12.4, the Institutional Sellers shall jointly and severally, following Closing, pay or procure payment in cash to the Purchaser on demand a sum equal to the amount of such Leakage received by, or for the benefit of, any Institutional Seller or any of its Affiliates (as the case may be) on a pound for pound basis.

12.2.	Save for the Institutional Sellers, each of the other Sellers severally (but not jointly or jointly and severally) covenants and undertakes, in respect of itself only, to the Purchaser that if, on or prior to Closing:

(a)	there has been Leakage since the Locked Box Date; or

(b)	any arrangement or agreement has been made that has resulted in any Leakage since the Locked Box Date,

then, such Seller shall severally (but not jointly and severally), subject to clauses 12.3 to 12.4, following Closing, pay or procure payment in cash to the Purchaser on demand a sum equal to the amount of such Leakage received by, or for the benefit of, that Seller or any of its Affiliates (as the case may be) on a pound for pound basis.

12.3.	Any payment due under clause 12.1 or clause 12.2 shall be reduced to take account of the net financial benefit of any Relief available to the Purchaser, a member of the Purchaser Group or a Target Company in the financial years ending 31 December 2016 or 2017 in respect of the matter giving rise to the payment.

12.4.	The liability of each of the Sellers pursuant to this clause 12 shall terminate on the date falling six months after Closing unless prior to that date the Purchaser has notified the relevant Seller of a breach by it of the undertaking set out in clause 12.1 or clause 12.2 (as the case may be) in which case, in relation to any relevant breaches notified, that Seller shall remain liable until any relevant Claims have been satisfied, settled or withdrawn and any payment in respect of any such satisfaction or settlement has been made to the Purchaser.

12.5.	If the Purchaser is notified of any Leakage prior to Closing and a Seller alleged to be in breach of clause 12.1 or 12.2 (as the case may be) (each a Relevant Seller) agrees that such Leakage has occurred and the amount of such Leakage as reduced to take into account any Relief available to the Purchaser or a Target Company in respect of the matter giving rise to the payment (the Agreed Leakage Amount) then the share of the Share Price that would have been payable to such Relevant Seller shall so far as possible be reduced by an amount equal to such Agreed Leakage Amount, which shall discharge the Relevant Seller’s obligation to make payment of such Agreed Leakage Amount pursuant to clause 12.1 or 12.2 (as the case may be) to the extent of the reduction.

13.	Payments

13.1.	Any payment to be made pursuant to this Deed by the Purchaser (or any member of the Purchaser Group) to:

(a)	any Institutional Seller shall be made to the Institutional Sellers’ Account or the US dollar account specified for the purposes of paragraph (b)(v) of Part B of Schedule 2;

(b)	any Management Seller shall be made to the Management Sellers’ Account;

(c)	the Trustee shall be made to the Trustee’s Account; and

(d)	the Company shall be made to the Company’s Account.

13.2.	Any payment to be made pursuant to this Deed by the Sellers (or any of them) shall be made to the Purchaser’s Bank Account.

13.3.	Payments under clauses 13.1 and 13.2 shall be in immediately available funds by electronic transfer on the due date for payment. Receipt of the amount due shall be an effective discharge of the relevant payment obligation.

13.4.	If any sum due for payment in accordance with this Deed is not paid on the due date for payment, the person in default shall pay Default Interest on that sum from but excluding the due date to and including the date of actual payment calculated on a daily basis.

14.	Purchaser Guarantor

14.1.	In consideration of the Sellers entering into this Deed, the Purchaser Guarantor unconditionally and irrevocably guarantees to each Seller and to each of its Affiliates as a continuing obligation that the Purchaser will comply properly with its obligations under this Deed and each Transaction Document to which it is a party (including any liability to pay damages, agreed or otherwise under this Deed or any Transaction Document) (the Purchaser Guaranteed Obligations).

14.2.	The Purchaser Guarantor’s liability under clause 14.1 shall not be discharged or impaired by:

(a)	any amendment, variation or assignment of this Deed or any Transaction Document or any waiver of its or their terms;

(b)	any release of, or granting of time or other indulgence to, the Purchaser or any third party;

(c)	any winding up, dissolution, reconstruction, legal limitation, incapacity or lack of corporate power or authority or other circumstances affecting the Purchaser (or any act taken by the Seller in relation to any such event); or

(d)	any other act, event, neglect or omission (whether or not known to the Purchaser, the relevant Seller or the Purchaser Guarantor) which would or might (but for this clause) operate to impair or discharge the Purchaser Guarantor’s liability or afford the Purchaser Guarantor or the Purchaser any legal or equitable defence.

14.3.	Each Seller may make any number of demands of the Purchaser Guarantor and the Purchaser Guarantor’s obligations under this clause 14 shall be in addition to any rights that each Seller may have under any other agreement or security in relation to this Deed or the Purchaser Guaranteed Obligations. Each Seller may enforce its rights against the Purchaser Guarantor without first having recourse to any other such agreement or security or exercising any rights or remedies against the Purchaser.

14.4.	Without prejudice to the rights of each Seller against the Purchaser, the Purchaser Guarantor shall be a primary obligor and shall be deemed a principal debtor in respect of its obligations under this Deed and not a surety.

14.5.	Until all of the Purchaser Guaranteed Obligations have been unconditionally and irrevocably discharged, the Purchaser Guarantor agrees that:

(a)	it will not make demand for the payment of any sum from the Purchaser connected with or in relation to the sum demanded by any Seller or claim any set-off or counterclaim against the Purchaser;

(b)	if the Purchaser is bankrupt, insolvent or in liquidation, the Purchaser Guarantor will not prove in any such bankruptcy, insolvency or liquidation in competition with any Seller; and

(c)	any security taken by the Purchaser Guarantor from the Purchaser in consideration of this guarantee and any money received by the Purchaser Guarantor by proving in the bankruptcy, insolvency or liquidation of the Purchaser shall be held in trust absolutely for the Sellers in respect of the obligations of the Purchaser Guarantor under this clause 14.

14.6.	The Purchaser Guarantor agrees that:

(a)	if any payment received by any Seller from the Purchaser in relation to the Purchaser Guaranteed Obligations is avoided or set aside on the subsequent bankruptcy, insolvency or liquidation of the Purchaser, any amount received by that Seller and subsequently repaid shall not discharge or diminish the liability of the Purchaser Guarantor for the Purchaser Guaranteed Obligations and this clause 14 shall apply as if such payment had at all times remained owing by the Purchaser; and

(b)	after a demand has been made by a Seller under this clause 14 and until the amount demanded has been paid in full, that Seller may take such action as it thinks fit against the Purchaser to recover all sums due and payable to it under this Deed, without affecting the obligations of the Purchaser Guarantor under this clause 14.

14.7.	In consideration of each Seller entering into this Deed as a separate, additional continuing and primary obligation, and without prejudice to clause 14.1, the Purchaser Guarantor undertakes to indemnify each Seller and each of its Affiliates against any direct Costs reasonably incurred by any of them as a result of the Purchaser’s failure to comply properly with its obligations under this Deed or any Transaction Document.

14.8.	The liability of the Purchaser Guarantor shall not be greater than that of the Purchaser as a result of any failure by the Purchaser to comply with its obligations under this Deed and each Transaction Document, provided that this clause 14.8 shall not apply to any additional liability relating to tax that arises as a result of any payment being made by the Purchaser Guarantor.

15.	Announcements

15.1.	No party (nor any of its respective Affiliates) to this Deed shall make any announcement or issue any circular in connection with the existence or subject matter of this Deed (or any other Transaction Document) without the prior written approval of the Institutional Sellers’ Representative and the Purchaser (such approval not to be unreasonably withheld or delayed) except that each Institutional Seller shall be entitled to refer to the existence and/or subject matter of this Deed (or any other Transaction Document):

(a)	when providing information or advice to any direct or indirect investors or prospective investors in funds managed and advised by Affiliates of that Seller, together with their directors, officers, advisors or agents; and

(b)	in marketing literature issued or circulated by or on behalf of that Seller or its Affiliates.

15.2.	The restriction in clause 15.1 shall not apply:

(a)	to the press announcement issued by the Sellers and the Purchaser on or around the date of this Deed in substantially the Agreed Form (subject to such amendments as may be agreed by the Institutional Sellers’ Representative and the Purchaser prior to its issue);

(b)	subject to clause 16, to any communications made by or on behalf of any Target Company to any client of such Target Company; and

(c)	to the extent that the announcement or circular is required by law, by any stock exchange or any regulatory or other supervisory body or authority of competent jurisdiction, whether or not the requirement has the force of law.

15.3.	If the exception set out in 15.2(c) applies, the party making the announcement or issuing the circular shall use its reasonable efforts (to the extent permitted by law) to consult with (in the case of the Sellers) the Purchaser or (in the case of the Purchaser or Purchaser Guarantor) the Institutional Sellers’ Representative in advance as to its form, content and timing.

16.	Confidentiality

16.1.	For the purposes of this clause 16:

(a)	Confidential Information means:

(i)	(in relation to the obligations of the Purchaser and the Purchaser Guarantor) any information received directly or indirectly or held by the Purchaser (or any of its Representatives) relating to any Seller and/or any of its Affiliates from time to time and, prior to Closing, any of the Target Companies or the Business; or

(ii)	(in relation to the obligations of the Sellers) any information received directly or indirectly or held by or on behalf of the Sellers (or any of their Representatives) relating to the Purchaser Group and, following Closing, any of the Target Companies or the Business; and

(iii)	the contents and existence of information detailed in and relating to, the provisions of, and negotiations leading to, this Deed and the other Transaction Documents,

and includes written information and information transferred or obtained orally, visually, electronically or by any other means; and

(b)	Representatives means, in relation to a party, its respective Affiliates and the directors, officers, employees, agents, advisers, accountants, auditors and consultants of that party and/or of its respective Affiliates.

16.2.	Each of the Sellers and the Purchaser shall (and shall ensure that each of its Representatives shall) maintain Confidential Information in confidence and not disclose Confidential Information to any person except:

(a)	as this clause 16 permits; or

(b)	with the prior written approval of (in the case of the Purchaser or Purchaser Guarantor disclosing) the Institutional Sellers’ Representative and (in the case of a Seller disclosing) the Purchaser.

16.3.	Clause 16.2 shall not prevent disclosure by a party or its Representatives to the extent it can demonstrate that:

(a)	disclosure is required by law or by any stock exchange or any regulatory, governmental or antitrust body (including any Tax Authority) having applicable jurisdiction (provided that the disclosing party shall first inform (in the case of the Purchaser or Purchaser Guarantor disclosing) the Institutional Sellers’ Representative and (in the case of a Seller disclosing) the Purchaser of its intention to disclose such information and take into account the reasonable comments of (in the case of the Purchaser or Purchaser Guarantor disclosing) the Institutional Sellers’ Representative and (in the case of a Seller disclosing) the Purchaser);

(b)	disclosure is to a Tax Authority or tax or other professional adviser in circumstances where such disclosure is reasonably necessary for the management of the tax affairs of any Seller, the Purchaser or the Purchaser Guarantor;

(c)	disclosure is of Confidential Information which was lawfully in the possession of that party or any of its Representatives (in either case as evidenced by written records) without any obligation of secrecy prior to its being received or held;

(d)	disclosure is of Confidential Information which has previously become publicly available other than through that party’s fault (or that of its Representatives);

(e)	disclosure is required for the purpose of any arbitral or judicial proceedings arising out of this Deed (or any other Transaction Document);

(f)	such disclosure is made in the proper performance of a party’s duties in its capacity as an employee or director of a Target Company;

(g)	such disclosure is made on a confidential basis in accordance with the terms of that certain confidentiality agreement, dated 14 September 2015, between the Purchaser Guarantor and the Company to lending banks or other funding parties or prospective funding (whether debt or equity) parties of the Purchaser; or

(h)	in the case of each Institutional Seller only, such disclosure is made to any direct or indirect investors or prospective investors in funds managed and/or advised by Affiliates of that Seller, together with its directors, officers, advisors or agents provided that such information is disclosed on a confidential basis.

16.4.	Each of the Sellers, the Purchaser and the Purchaser Guarantor undertakes that it (and its Affiliates) shall only disclose Confidential Information to Representatives if it is reasonably required for purposes connected with this Deed and only if the Representatives are informed of the confidential nature of the Confidential Information.

17.	Recourse to the Trustee

17.1.	Each of the parties acknowledges that the Trustee is entering into this Deed in its capacities as trustee of the Priory Equity Plan Employee Trust and as nominee for the Management Sellers to hold and sell the legal title to Shares as their nominee.

17.2.	Notwithstanding anything to the contrary in this Deed:

(a)	where the Trustee is acting as trustee of the Priory Equity Plan Employee Trust (and not as nominee for the Management Sellers), the Trustee’s liability under this Deed (including in respect of the power of attorney contained in Schedule 4) is limited at all times to the value of the net assets held in the Priory Equity Plan Employee Trust from time to time which are in the Trustee’s possession or under the Trustee’s control as the trustee of the Priory Equity Plan Employee Trust (excluding for the avoidance of doubt any assets held by the Trustee as nominee for any Management Seller or any other person and any assets which have been allocated or appointed out of the Priory Equity Plan Employee Trust); and

(b)	without prejudice to clause 17.2(a) above, where the Trustee is acting as nominee for any Management Seller, the Trustee’s liability under this Deed (including in respect of the power of attorney contained in Schedule 4) shall be limited at all times to the value of the legal title to the assets held as nominee from time to time on behalf of each such Management Seller.

17.3.	All representations, warranties, undertakings, obligations and covenants in this Deed are made, given, owed or agreed by or in relation to the Shares held by the Trustee as nominee for the Management Sellers and in the Trustee’s capacity as trustee of the Priory Equity Plan Employee Trust and shall not be construed to be made, given, owed or agreed by or in relation to the Trustee in its capacity as trustee of any other trust or in its personal capacity or in any other capacity or in relation to any other assets.

18.	Further assurances

18.1.	Each of the parties shall execute such further documents and do all such acts and things as may be required by law or as may be necessary to implement and give effect to this Deed.

18.2.	Each of the parties shall procure that its Affiliates comply with all obligations under this Deed expressed to apply to any such Affiliate.

19.	Assignment

19.1.	Except as provided in this clause 19 or unless each Sellers’ Representative and the Purchaser specifically agree in writing, no person shall assign, transfer, charge or otherwise deal with all or any of its rights under this Deed nor grant, declare, create or dispose of any right or interest in it. Any purported assignment in contravention of this clause 19 shall be void.

19.2.	Subject to clause 19.4, this Deed and all or any of the benefits arising under it may be assigned or charged in whole or in part by the Purchaser to:

(a)	its financial lenders or banks or other creditors or any member of their groups (including funds) or any security agent or trustee acting on their behalf as security, in each case for any financing or refinancing in respect of the Proposed Transaction (including any additional facilities and hedging made available in connection with such financing or refinancing) and such benefit may further be assigned to any other financial institution or other creditors by way of security for the borrowings of the Purchaser resulting from any refinancing of the borrowings made under such financing or refinancing or to any person entitled to enforce such security or to any transferee under a valid enforcement of such security; or

(b)	any of its Affiliates, provided that if such assignee or chargee (as applicable) at any time is to cease to be an Affiliate of the Purchaser, this Deed and the relevant benefits shall be, prior to such time, transferred back to the Purchaser (or any of its Affiliates).

19.3.	As soon as practicable after any assignment in accordance with this clause 19, the party that has assigned its rights will give written notice of the assignment to the Sellers’ Representatives.

19.4.	If an assignment is made in accordance with this clause 19, the liabilities of the parties under this Deed shall be no greater than such liabilities would have been if the assignment had not occurred.

20.	Costs

20.1.	Subject to clause 20.2, and except as otherwise provided in this Deed (or any other Transaction Document), each party shall be responsible for its own Costs, charges and other expenses (including those of its Affiliates) incurred in connection with the Proposed Transaction.

20.2.	The Purchaser or its Affiliates shall bear all stamp duty, notarisation fees or other documentary transfer or transaction duties, and all stamp duty reserve tax, stamp duty land tax and any other transfer taxes, including, in each case, any related interest or penalties arising as a result of this Deed or of any of the other Transaction Documents or any of the transactions contemplated hereunder.

21.	Notices

21.1.	Subject to clause 4.8, any notice in connection with this Deed shall be in writing in English and delivered by hand, email, registered post or courier using an internationally recognised courier company. A notice shall be effective upon receipt and shall be deemed to have been received:

(a)	at the time of delivery, if delivered by hand, registered post or courier; or

(b)	at the time of transmission if delivered by email,

provided that in either case, where delivery occurs outside Working Hours, notice shall be deemed to have been received at the start of Working Hours on the following Business Day.

21.2.	The email addresses and, where relevant, addresses of the relevant persons for the purpose of clause 21.1 are:

Institutional Sellers’ Representative

For the attention of:	Address:	Email:

Simon Powell	Advent International plc 111 Buckingham Palace Road London SW1W 0SR United Kingdom	spowell@adventinternational.co.uk

With a copy (such copy in itself not constituting notice) to:	Address:	Email:

Adrian Maguire	Freshfields Bruckhaus Deringer LLP 65 Fleet Street London EC4Y 1HS United Kingdom	adrian.maguire@freshfields.com

Management Sellers’ Representative

For the attention of:	Address:	Email:

Tom Riall	Priory Group Floor 5 80 Hammersmith Road London W14 8UD United Kingdom	TomRiall@priorygroup.com

David Hall	Priory Group Floor 5 80 Hammersmith Road London W14 8UD United Kingdom	DaveHall@priorygroup.com

With a copy (such copy in itself not constituting notice) to:	Address:	Email:

Stephen Atkinson	DLA Piper UK LLP Princes Exchange Princes Square Leeds LS1 4BY	stephen.atkinson@dlapiper.com

Trustee
For the attention of:	Address:	Email:

Patrick Jones	13-14 The Esplanade St Helier Jersey JEI 1BD Channel Islands	PJones@applebyglobal.com

Purchaser / Purchaser Guarantor

For the attention of:	Address:	Email:

Christopher L. Howard, EVP, General Counsel and Secretary	Acadia Healthcare Company, Inc., 6100 Tower Circle Drive, Suite 1000, Franklin, TN 37067 United States	Chris.Howard@acadiahealthcare.com

With a copy (such copy in itself not constituting notice) to:	Address:	Email:

Andrew Edge	Stephenson Harwood LLP 1 Finsbury Circus London EC2M 7SH United Kingdom	andrew.edge@shlegal.com

Institutional Sellers’ Pricing Representative

For the attention of:	Email:

Tom Allen	TAllen@adventinternational.co.uk

With a copy (such copy in itself not constituting notice) to	Email:

Siddarth Jhaver and Adrian Maguire	sjhaver@adventinternational.co.uk adrian.maguire@freshfields.com

22.	Conflict with other agreements

22.1.	If there is any conflict between the terms of this Deed and any other agreement (including, for the avoidance of doubt, the Investment Documents), this Deed shall prevail (as between the parties to this Deed and as between any of their Affiliates) unless:

(a)	the parties to this Deed are either also parties to that other agreement and that other agreement expressly states that it overrides this Deed in the relevant respect; or

(b)	the parties to this Deed expressly agree in writing that such other agreement shall override this Deed in that respect.

22.2.	Each of the Sellers acknowledges and agrees, for the benefit of each other Seller that the entry into of the Transaction Documents and the completion of the Proposed Transaction is approved for all purposes under the Investment Documents and the Articles, and no Seller shall assert any claim against any other Seller pursuant to the Investment Documents or Articles in respect of any action contemplated by the Transaction Documents.

22.3.	To the extent permitted by law, where any provision of this Deed conflicts with any of the Articles, each of the relevant Sellers undertakes to exercise its voting rights in respect of such Target Company to procure that the relevant Articles are amended so as to ensure that they are consistent with the terms of this Deed.

23.	Whole agreement

This Deed and the Transaction Documents together set out the whole agreement between the parties in respect of the sale and purchase of the Shares and supersede any prior agreement (whether oral or written) relating to the Proposed Transaction. It is agreed that:

(a)	no party shall have any claim or remedy in respect of any statement, representation, warranty or undertaking made by or on behalf of the other party (or any of its Connected Persons) in relation to the Proposed Transaction which is not expressly set out in this Deed or any other Transaction Document;

(b)	any terms or conditions implied by law in any jurisdiction in relation to the Proposed Transaction are excluded to the fullest extent permitted by law or, if incapable of exclusion, any right, or remedies in relation to them are irrevocably waived;

(c)	the only right or remedy of a party in relation to any provision of this Deed or any other Transaction Document shall be for breach of this Deed or the relevant Transaction Document; and

(d)	except for any liability in respect of a breach of this Deed or any other Transaction Document, no party (or any of its Connected Persons) shall owe any duty of care or have any liability in tort or otherwise to the other parties (or their respective Connected Persons) in relation to the Proposed Transaction, provided that this clause 23 shall not exclude any liability for (or remedy in respect of) fraud or fraudulent misrepresentation. Each party agrees to the terms of this clause 23 on its own behalf and as agent for each of its Connected Persons. For the purpose of this clause 23, Connected Persons means (in relation to a party) the officers, employees, agents and advisers of that party or any of its Affiliates.

24.	Withholdings and set-off

24.1.	All sums payable under this Deed or any of the Transaction Documents or for breach of any of the provisions of this Deed or any of the Transaction Documents shall be paid free and clear of all deductions or withholdings whatsoever, save only as provided in this Deed or as required by law.

24.2.	Each party waives and relinquishes any right of set-off or counterclaim, deduction or retention which it might otherwise have out of any payments which it may be obliged to make (or procure to be made) to any other party pursuant to this Deed or otherwise.

25.	Waivers, rights and remedies

25.1.	Except as expressly provided in this Deed, no failure or delay by any party in exercising any right or remedy relating to this Deed or any of the Transaction Documents shall affect or operate as a waiver or variation of that right or remedy or preclude its exercise at any subsequent time. No single or partial exercise of any such right or remedy shall preclude any further exercise of it or the exercise of any other remedy.

25.2.	The aggregate total liability of each Seller in respect of all claims under the Transaction Documents shall not exceed an amount equal to its individual consideration (as set out in clause 2), provided that this clause 25.2 shall not apply to any liability of a Seller pursuant to the undertakings and covenants in clause 12 (No Leakage undertaking).

25.3.	Any indemnity contained in this Deed shall be calculated on an after tax basis so as to take into account the amount and timing of any tax which becomes payable by the recipient of the payment as a result of the payment being subject to tax in the hands of the recipient and the amount and timing of utilisation of any Relief which is obtained by the recipient of the payment (or any subsidiary undertaking or parent undertaking of the recipient) to the extent that such Relief is attributable to the matter giving rise to the payment.

26.	Specific performance

Without affecting any other rights or remedies that they may have, each party acknowledges that a person with rights under this Deed may be irreparably harmed by any breach of its terms and that damages alone may not necessarily be an adequate remedy. Equitable relief (including the remedies of specific performance and injunction) shall be an available remedy for any threatened or actual breach of, and no proof of special damages will be necessary to enforce, the terms of this Deed.

27.	Counterparts

27.1.	This Deed may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Deed by e-mail attachment or telecopy shall be an effective mode of delivery.

27.2.	The parties acknowledge and agree that columns 3, 4, 5, 7, 8, 9, 11, 12, 13, 15, 16, 17, 19, 20, 21, 23, 24, 25, 27, 28, 29, 31, 32, 33, 34, 35, 36, 37 and 38 of Part C of the Allocation Table shall be redacted in full for the purposes of any disclosure to the Management Sellers, save with respect to the information set out against such Management Seller’s name in Part C of the Allocation Table, and each Management Seller acknowledges the provisions of clauses 1.5 and 4.11 of this Deed.

28.	Variations

28.1.	Subject to clause 28.2, no amendment of this Deed (or of any other Transaction Document) shall be valid unless it is in writing and duly executed by or on behalf of the Sellers’ Representatives and the Purchaser, other than an amendment to clause 17, for which the consent of the Trustee shall be required.

28.2.	This clause 28 and clauses 30, 31.6, 31.7 and 32 (and any related definitions to the extent a modification, waiver or termination of such definitions would modify the substance of any of the foregoing clauses) may not be modified, waived or terminated in a manner that is adverse in any material respect to the Debt Financing Sources or the Equity Financing Sources without the prior written consent of such Debt Financing Sources or Equity Financing Sources, as applicable.

28.3.	No failure or delay on the part of any party in the exercise of any right under this Deed shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or any other right.

28.4.	All rights and remedies existing under this Deed are cumulative to, and not exclusive of, any rights or remedies otherwise available.

29.	Invalidity

Each of the provisions of this Deed and the other Transaction Documents are severable. If any such provision is held to be or becomes invalid or unenforceable in any respect under the law of any jurisdiction, it shall have no effect in that respect and the parties shall use all reasonable efforts to replace it in that respect with a valid and enforceable substitute provision the effect of which is as close to its intended effect as possible.

30.	Third party enforcement rights

30.1.	The Connected Persons specified in clause 23 shall have the right to enforce the relevant terms of that clause; the Covered Persons shall have the right to enforce the terms of clauses 11.2 to 11.5 (inclusive); the relevant Target Company shall have the right to enforce clause 11.2; and the Debt Financing Sources shall have the right to enforce clauses 28, 30, 31.6, 31.7 and 32 by reason of the Contracts (Rights of Third Parties) Act 1999. This right is subject to: (i) the rights of the parties to amend or vary this Deed without the consent of any Connected Person, Covered Person, Target Company or any director, officer, employee, adviser and representative of the Target Companies or Debt Financing Source (in each case, except in its capacity as a party to this Deed); and (ii) the other terms and conditions of this Deed.

30.2.	Except as provided in clause 30.1, a person who is not a party to this Deed shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

31.	Governing law and jurisdiction

31.1.	This Deed and any non-contractual obligations arising out of or in connection with this Deed shall be governed by, and interpreted in accordance with, English law.

31.2.	Except as expressly provided otherwise in this Deed, the English courts shall have exclusive jurisdiction in relation to all disputes (including claims for set-off and counterclaims) arising out of or in connection with this Deed including, without limitation, disputes arising out of or in connection with: (i) the creation, validity, effect, interpretation, performance or non-performance of, or the legal relationships established by, this Deed; and (ii) any non-contractual obligations arising out of or in connection with this Deed. For such purposes each party irrevocably submits to the jurisdiction of the English courts and waives any objection to the exercise of such jurisdiction.

31.3.	The Institutional Sellers shall at all times maintain an agent for service of process and any other documents in proceedings in England or any other proceedings in connection with this Deed. Such agent shall be Freshfields Bruckhaus Deringer LLP (Attention: Dispute Resolution Department Managing Partner, Adrian Maguire and Julian Pritchard) currently of 65 Fleet Street, London EC4Y 1HS and any claim form, judgment or other notice of legal process shall be sufficiently served on the Institutional Sellers if delivered to such agent at its address for the time being. The Institutional Sellers irrevocably undertake not to revoke the authority of this agent and if, for any reason, the Purchaser requests the Institutional Sellers to do so, they shall promptly appoint another such agent with an address in England and advise the Purchaser. If, following such a request, the Institutional Sellers fail to appoint another agent, the Purchaser shall be entitled to appoint one on behalf of the Institutional Sellers at the Institutional Sellers’ expense.

31.4.	The Trustee shall at all times maintain an agent for service of process and any other documents in proceedings in England or any other proceedings in connection with this Deed. Such agent shall be Avonwick Ltd. currently of 80 Coleman Street, London EC2R 5BJ and any claim form, judgment or other notice of legal process shall be sufficiently served on the Trustee if delivered to such agent at its address for the time being. The Trustee irrevocably undertakes not to revoke the authority of this agent and if, for any reason, the Purchaser requests the Trustee to do so, it shall promptly appoint another such agent with an address in England and advise the Purchaser. If, following such a request, the Trustee fails to appoint another agent, the Purchaser shall be entitled to appoint one on behalf of the Trustee at the Trustee’s expense.

31.5.	The Purchaser Guarantor shall at all times maintain an agent for service of process and any other documents in proceedings in England or any other proceedings in connection with this Deed. Such agent shall be the Purchaser and any claim form, judgment or other notice of legal process shall be sufficiently served on the Purchaser Guarantor if delivered to such agent at its address for the time being. The Purchaser Guarantor irrevocably undertakes not to revoke the authority of this agent and if, for any reason, the Sellers’ Representatives request the Purchaser Guarantor to do so, it shall promptly appoint another such agent with an address in England and advise the Sellers’ Representatives. If, following such a request, the Purchaser Guarantor fails to appoint another agent, the Sellers’ Representatives shall be entitled to appoint one on behalf of the Purchaser Guarantor at the Purchaser Guarantor’s expense.

31.6.

Notwithstanding the provisions of this clause 31, each of the parties: (i) agrees that it will not bring or support any Action of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Debt Financing Sources in any way relating to this Deed, the Purchaser’s Debt Financing or any of the transactions contemplated hereby or thereby, including any dispute arising out of or relating in any way to the Debt Commitment Agreement or any other letter or contract related to the Purchaser’s Debt Financing or the performance thereof, in any forum other than any State or Federal court sitting in the Borough of Manhattan in the City of New York; and (ii) agrees that any such Action shall be governed by and construed in accordance with the laws of the State of New York.

31.7.	EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS DEED IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS DEED OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS; (C) IT MAKES SUCH WAIVERS VOLUNTARILY; AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS DEED BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS CLAUSE 31.7. EACH PARTY AGREES THAT THE WAIVERS CONTAINED IN THIS CLAUSE 31.7 SHALL EXTEND TO THE DEBT FINANCING SOURCES.

32.	Non-recourse

32.1.	Each Seller covenants and agrees that it shall not institute, and shall cause its Affiliates not to institute, a legal proceeding (whether based in contract, tort, fraud, strict liability, other laws or otherwise) arising under or in connection with, this Deed, the Debt Commitment Agreement or the transactions contemplated hereby against any of the Debt Financing Sources or Equity Financing Sources (including for any alleged damage or loss relating to this Deed or the performance of or failure to perform any transactions contemplated by it) and that none of the Debt Financing Sources or Equity Financing Sources shall have any liability or obligations (whether based in contract, tort, fraud, strict liability, other laws or otherwise) to any Seller or any of its Affiliates or any of their respective successors, heirs or representatives thereof arising out of or relating to this Deed, the Debt Commitment Agreement or the transactions contemplated hereby or thereby. This clause 32 shall apply only as between each Seller and the Debt Financing Sources and the Equity Financing Sources, shall not constitute an agreement between any Seller (on the one hand) and the Purchaser or the Purchaser Guarantor (on the other hand), neither the Purchaser nor the Purchaser Guarantor shall have any rights under this clause 32, and this clause 32 shall not affect or amend in any way the agreement between the parties provided for in this Deed.

32.2.	Each Seller acknowledges that it has no direct relationship with any of the Debt Financing Sources or Equity Financing Sources with respect to any of the transactions contemplated by this Deed and is not an intended beneficiary of any arrangements that the Purchaser may have with any Debt Financing Sources or Equity Financing Sources.

Schedule 1 Details of the Sellers

Part A Institutional Sellers

Name and Address
Advent Therapy (Luxembourg) S.à r.l. 2-4, rue Beck, L-1222 Luxembourg

Advent Miro Luxembourg Holding S.à r.l. 2-4, rue Beck, L-1222 Luxembourg

Advent Miro Luxembourg Finance S.à r.l. 2-4, rue Beck, L-1222 Luxembourg

Advent Therapy (Luxembourg) Finance S.à r.l. 2-4, rue Beck, L-1222 Luxembourg

Part B Management Sellers

Name
Tom Riall

Mark Moran

Ian Fraser

Sam Rogers

Flavia Rogers

David Hall

Angela Hall

Trevor Torrington

Mark Underwood

Chris Screech

Sarah Hughes

Sian Wicks

Tina Walton

Name
Claire Balmforth

Nigel Myers

Steve Travers

Adrian Dallinson

Jim Lee

Annie Meharg

David Watts

Sylvia Tang

Tom Muir

Stephen McAndrew

James Willis

Simon Coles

Lisa Deane

Michelle Darrell

Clair Dunn

Michelle Metcalf

Matthew Atherton

Nicky Cooper

Rebekah Cresswell

Karen Price

Alison Pleszak

Gair Stott

Jane Stone

Sue Harms

Stephen McShane

Name
Andy Cobley

Trevor Wilson Smith

Lee Jones

Dolores Watkins

Jonathan Harker

Hayden Knight

Jason Lock

Julie Lock

Matthew Franzidis

Helen Sharpe

Philip Scott

Equiom (Isle of Man) Limited (as trustee of the Lausaur Settlement)

Christopher Thompson

Schedule 2 Closing arrangements

Part A Seller Obligations

1.	At Closing:

(a)	each of the Sellers shall deliver, or ensure that there is delivered, to the Purchaser:

(i)	duly executed transfers into the name of the Purchaser in respect of all the Shares in which it holds the legal interest;

(ii)	share certificates relating to all the Shares held by it in respect of which certificates were issued or are required by law to be issued (or indemnities in lieu of such certificates in the Agreed Form if those certificates have been lost by that Seller); and

(iii)	a copy of a duly executed deed of termination in respect of the Investment Documents in the Agreed Form;

(b)	the Sellers’ Representatives shall deliver, or ensure that there is delivered, to the Purchaser:

(i)	the duly signed resignations in the Agreed Form of such persons as are notified by the Purchaser to Sellers’ Representatives 14 days prior to Closing, in respect of their directorships of any Target Company;

(ii)	subject to compliance by the Purchaser with its obligations pursuant to paragraph (b)(vi) of Part B of this Schedule 2, a certificate issued by the Company confirming that all Notes have been redeemed in full and all Outstanding Notes Debt has been paid in full;

(iii)	subject to compliance by the Purchaser with its obligations pursuant to paragraphs (b)(ix) and (b)(x) of Part B of this Schedule 2, a certificate issued by the Company confirming that all Senior Secured Bonds and Senior Unsecured Bonds have been redeemed in full;

(iv)	on a non-reliance basis only, a copy of any opinion provided by the Target Companies’ counsel to the Senior Secured Bond Trustee and Senior Unsecured Bond Trustee in connection with the redemption of each of the Senior Secured Bonds and the Senior Unsecured Bonds and/or the discharge of each of the Senior Secured Bond Indenture and Senior Unsecured Bond Indenture;

(v)	evidence that, upon compliance by the Purchaser with its obligations pursuant to paragraphs (b)(vii), (b)(ix) and (b)(x) of Part B of this Schedule 2, (and receipt by the relevant recipients of the amounts referred to in those paragraphs), the duly executed Deed of Release will be delivered to the Sellers’ Representatives; and

(vi)	to the extent such notice is so delivered, a copy of any notice delivered by any Target Company to the Agent (as defined in the Revolving Credit Facility Agreement) in respect of the prepayment and cancellation of the Revolving Credit Facility Agreement; and

(c)	each of the Institutional Sellers shall deliver, or ensure that there is delivered, to the Purchaser a copy of a resolution of the managers of such Institutional Seller authorising the execution of and the performance by that Institutional Seller of its obligations under this Deed and each of the Transaction Documents to be executed by it.

2.	The Sellers shall procure that at or prior to Closing a meeting of the board of directors of the Company is held at which the directors:

(a)	approve for registration the transfers in respect of the Shares into the name of the Purchaser (subject to their being duly stamped);

(b)	accept the resignations of the resigning directors, and appoint such persons as are notified by the Purchaser to the Sellers’ Representatives 14 days prior to Closing as directors of the Company, conditional upon and with effect from Closing;

(c)	give authority to operate all such bank accounts of the Target Companies in favour of such persons, and revoke such existing authorities to bankers in respect of such accounts, in each case as are notified by the Purchaser to the Sellers’ Representatives 14 days prior to Closing, conditional upon and with effect from, Closing;

(d)	approve the repayment of the Outstanding RCF Debt;

(e)	approve the redemption of the Notes and the delivery of notices to effect the redemption process under the Loan Note Instruments;

(f)	if any of the Preference Shares are to be redeemed in accordance with clause 1.8 of this Deed, approve such redemption and circulate any shareholder resolutions necessary for such redemption; and

(g)	approve all Transaction Documents (or any other documents) to be entered into by the Company in connection with the Proposed Transaction.

Part B Purchaser Obligations

At Closing, the Purchaser shall:

(a)	deliver, or ensure that there is delivered to the Sellers’ Representatives, a copy of a resolution of the board of directors of each of the Purchaser and the Purchaser Guarantor authorising the execution of and the performance by the relevant company of its obligations under this Deed and each of the Transaction Documents to be executed by it; and

(b)	pay by electronic funds transfer for value on the Closing Date:

(i)	that part of the Share Price (in pounds sterling) that is payable in cash to the Institutional Sellers pursuant to clause 2 to the Institutional Sellers’ Account;

(ii)	that part of the Share Price (in pounds sterling) payable to the Management Sellers pursuant to clause 2 (subject to any adjustments to take account of any amounts to be paid to the Company or the Trustee pursuant to clause 3) to the Management Sellers’ Account (and the Trustee directs the Purchaser to make such payment in respect of the relevant Shares held by the Trustee as nominee for the Management Sellers);

(iii)	that part of the Share Price (in pounds sterling) payable to the Trustee pursuant to clauses 2 and 3 to the Trustee’s Account;

(iv)	that part of the Share Price (in pounds sterling) payable to the Company pursuant to clause 3 to the Company’s Account;

(v)	any Cash Consideration Increase Amount (in US dollars) that is payable to the Institutional Sellers pursuant to clause 2 to a US dollar bank account specified by the Institutional Sellers’ Representative no less than five Business Days prior to Closing;

(vi)	the Outstanding Notes Debt (in pounds sterling) payable to the Institutional Sellers and to the Individual Seller in the proportions specified in the Allocation Table to the Institutional Sellers’ Account (in the case of the Institutional Sellers) and the Management Sellers’ Account (in the case of the Individual Seller);

(vii)	the Outstanding RCF Debt (in pounds sterling) to the bank account(s) as specified by the Agent and/or the Security Agent (each such term as defined in the Revolving Credit Facility Agreement);

(viii)	the Sellers’ Disclosed Transaction Costs (in pounds sterling) that have not been paid prior to Closing to the bank account(s) as specified by the relevant payee(s) as notified to the Purchaser in the Closing Statement;

(ix)	the Senior Secured Bond Payoff Amount (in pounds sterling) to be deposited in trust to the bank account of the Senior Secured Bond Trustee as specified by the Institutional Sellers’ Representative; and

(x)	the Senior Unsecured Bond Payoff Amount (in pounds sterling) to be deposited in trust to the bank account of the Senior Unsecured Bond Trustee as specified by the Institutional Sellers’ Representative;

(c)	deliver to the Institutional Sellers’ Representative:

(i)	evidence that the certificates representing the Acadia Common Stock Consideration or, if relevant, the Adjusted Acadia Placing Stock (and any additional shares of Acadia Common Stock to be issued pursuant to clause 2.6) have been issued, in each case registered in the name of the relevant Institutional Seller (or such other person, as it may elect); and

(ii)	an executed certificate that states that, for the relevant period through Closing, the class of Acadia Common Stock (which includes the Acadia Common Stock Consideration), is regularly traded on the NASDAQ Global Stock Market and is, therefore, stock that is “regularly traded on an established securities market,” as defined in Treasury Regulation Section 1.1445-2(c)(2).

Part C General

All documents and items delivered at Closing pursuant to this Schedule 2 shall be held by the recipient to the order of the person delivering the same until such time as Closing shall be deemed to have taken place. Simultaneously with:

(a)	delivery of all documents and all items required to be delivered at Closing (or waiver of the delivery of it by the person entitled to receive the relevant document or item); and

(b)	receipt of electronic funds transfers in accordance with paragraph 1(b) of Part B of this Schedule 2,

the documents and items delivered in accordance with this Schedule shall cease to be held to the order of the person delivering them and Closing shall be deemed to have taken place.

Part D Sellers’ Undertaking

Each Institutional Seller undertakes that it shall, immediately prior to Closing:

(a)	repay to each Target Company all indebtedness outstanding at Closing from that Institutional Seller;

(b)	release all guarantees, indemnities, bonds, letters of comfort, Third Party Rights or other similar obligation given by any Target Company in that Institutional Seller’s favour in respect of liabilities of such Institutional Seller (and prior to such repayment or release such Institutional Seller undertakes to the Purchaser (on behalf of itself and as trustee on behalf of such Target Company) to keep such Target Company fully indemnified against any liability arising under any such guarantee, indemnity, bond, letter of comfort or Third Party Rights (provided that any claim for indemnification under this paragraph (b) of Part D of Schedule 2 is notified to the Institutional Sellers’ Representative by no later than the date falling six months after the Closing Date)); and

(c)	unconditionally and irrevocably release each Target Company from any obligation or sum due to such Institutional Seller or any of its Affiliates by a Target Company.

Schedule 3 Permitted Leakage

(1) No.	(2) Description of Permitted Leakage
1.	Sellers’ Disclosed Transaction Costs

2.	Any income tax and employee national insurance contributions made in connection with the transfer of interests in Ordinary Shares from the Trustee to certain Management Sellers

3.	Accrual (but, for the avoidance of doubt, not the declaration or payment) of any dividends in relation to any Preference Shares in accordance with the Articles between the Locked Box Date and Closing

4.	Accrual (but, for the avoidance of doubt, not the payment) of interest in relation to any Loan Notes in accordance with the terms of the Loan Note Instruments between the Locked Box Date and Closing

5.	The issuance of PIK Notes in accordance with the terms of the Loan Note Instruments

6.	Directors’ and officers’ fees, remuneration and expenses paid to, or in respect of, directors or officers of any Target Company in accordance with their service contracts, consultancy agreements and/or appointment letters and consistent with past practice in the ordinary course of business

7.	Salaries and other employment-related benefits or payments (including bonus, pension, payments in lieu of pension, healthcare, season ticket loans, parking and other benefits) paid to, or in respect of, employees of any Target Company who are Sellers or Affiliates of any Sellers in accordance with their employment agreements, together with any severance payment paid to, or in respect of, Annie Meharg

8.	The waiver or release of obligations in respect of amounts owed by the Trustee to the Company in respect of the cost of acquisition of the Shares

9.	Any payments made in accordance with the terms of the Transaction Documents

10.	Any amounts provided for, accrued or otherwise included as liabilities in the Locked Box Accounts

11.	Any matter which the Purchaser and the Sellers’ Representatives agree in writing shall be Permitted Leakage

12.	Any amounts incurred or paid or agreed to be paid or payable or liability, cost or expense incurred in connection with any matter undertaken at the written request of, or with the prior written consent of, the Purchaser

13.	Any Leakage refunded or made to the Target Companies on or prior to Closing

(1) No.	(2) Description of Permitted Leakage
14.	Any payments made pursuant to any agreement or arrangement in respect of any of the matters set out above

15.	Any tax arising in connection with any of the matters set out above

Schedule 4 Voting Power of Attorney

1.	Appointment and Powers

1.1	This power of attorney shall take effect in respect of each Seller immediately upon Closing having occurred in accordance with this Deed. If Closing does not occur, or this Deed terminates in accordance with its terms, this power of attorney shall have no force or effect in respect of any Seller whatsoever.

1.2	For the purpose of securing the interest of the Purchaser in the Shares but subject always to paragraph 1.1 above, each Seller irrevocably and by way of security appoints the Purchaser as its true and lawful attorney with authority on its behalf and in its name or otherwise to exercise all rights, powers and privileges attaching to the Shares or otherwise capable of being exercised by the registered holder of the Shares and for such purpose to do all such acts and things and to execute all such deeds and other documents as the Purchaser shall consider necessary or desirable pending registration of the Shares into the name of the Purchaser including all or any of the following (in each case in such manner and on such terms as the Purchaser in its absolute discretion shall think fit):

(a)	to attend, participate in and direct the exercise of any voting rights attaching to the Shares at any general meeting class meeting or other meeting at which such rights are capable of being exercised;

(b)	to approve, complete, or otherwise sign or execute any requisition of any meeting, consent to short notice, proxy, written resolution, agreement of the members of the Company (or any of them) or other document capable of being signed by the registered holder of the Shares;

(c)	to sell, transfer, exchange or otherwise dispose of all or any of the Shares and for this purpose to enter into any contract for such sale or disposition on such terms (including the giving of such warranties and indemnities) and subject to such conditions as the Purchaser may in its absolute discretion think fit;

(d)	to receive or authorise the receipt of the consideration for a sale or disposition of all or any of the Shares and to execute any transfer, renunciation or other document as the Purchaser may consider necessary or desirable for selling, transferring, exchanging or otherwise disposing of the Shares or any interest therein or arising thereout;

(e)	to agree to any compromise or arrangement affecting the Shares and to use any lawful means that may appear to the Purchaser necessary or desirable in order to safeguard the interests, or enforce the rights, of the registered holder of the Shares;

(f)	to sign, endorse or otherwise execute all receipts, dividend and interest warrants, cheques, releases, discharges, reconveyances or other deeds or documents whatsoever that the Company may consider necessary or desirable in the circumstances; and

(g)	to appoint one or more persons to act as a substitute attorney for any Seller and to exercise one or more of the powers conferred on the Purchaser by this power of attorney (other than the power to appoint a substitute attorney) and to revoke any such appointment.

2.	Authority of the Purchaser

2.1	All acts done and documents executed or signed by the Purchaser in good faith in the purported exercise of any power conferred by this power of attorney shall for all purposes be valid and binding on a Seller and his/her/its successors and each such Seller undertakes and agrees to ratify all such acts done and documents executed and signed.

2.2	Each Seller undertakes:

(a)	not to exercise any power conferred on the Purchaser by this power of attorney without the Purchaser’s prior written consent;

(b)	to hold the Shares on trust for the Purchaser as beneficial owner and to promptly account to the Purchaser for any distributions received by such Seller in relation to them after the date of this deed;

(c)	to act promptly in accordance with the Purchaser’s instructions in relation to any rights exercisable by such Seller in its capacity as the registered holder of the Shares; and

(d)	to promptly on receipt, notify and deliver to the Purchaser anything received by such Seller in its capacity as the registered holder of the Shares.

2.3	Each Seller declares that a person who deals with the Purchaser in good faith may accept a written statement signed by the Purchaser to the effect that this power of attorney has not been revoked as conclusive evidence of that fact.

2.4	The Purchaser shall not take any step in relation to any legal, arbitral or other proceedings (including, without limitation, the commencement, prosecution, settlement or discontinuance thereof) in the name of or otherwise on behalf of the Sellers without the prior written consent of the Sellers.

2.5	In exercising any or all of the Purchaser’s powers hereunder the Purchaser shall not incur or purport to incur any liability, duty or obligation of any nature whatsoever (including pursuant to the Companies Act and/or the Insolvency Act 1986) in the name of or otherwise on behalf of any or all of the Sellers or enter into any agreement (formal or informal), deed or other document, scheme or arrangement, or do any other act or thing of any nature whatsoever as a result of which (directly or indirectly) any or all of the Sellers would or might reasonably be expected to incur any such liability, duty or obligation (including the acceptance of nil or partly paid shares in the capital of the Company).

3.	Indemnity

Each Seller undertakes to indemnify the Purchaser and each of its agents and estates fully against all actions, proceedings, claims, costs, expenses and liabilities of every description arising from the exercise or the purported exercise in good faith of any of the powers conferred by this power of attorney (including any costs incurred in enforcing this indemnity).

4.	Revocability and Termination

This power of attorney shall be irrevocable and shall terminate upon the Shares being registered in the name of the Purchaser (or, if earlier, the date falling six months following the Closing Date) and is given on the basis that the Purchaser shall use its reasonable endeavours to effect such registration as soon as is reasonably practicable.

Schedule 5 Deed of Adherence

THIS DEED is made on the              of              201             by [●] (the New Seller).

This Deed Witnesses as follows:

1.	The New Seller confirms that it has read a copy of a deed dated 31 December 2015 made between: (1) Whitewell UK Investments 1 Limited; and (2) certain persons (therein referred to as the Institutional Sellers) and others, as amended from time to time (which agreement is herein referred to as the SPA) and hereby covenants to each of the persons referred to in clause 2(a) and 2(b) to be bound by the SPA in all respects as if the New Seller were a party to the SPA as a “Management Seller” and to perform all the obligations imposed on such a party to the SPA, to be performed on, as on, or after the date hereof.

2.	This Deed is made for the benefit of:

(a)	the parties to the SPA as at the date of the SPA; and

(b)	any other person or persons who may after the date of the SPA (and whether prior to or after the date hereof) assume any rights or obligations under the SPA and be permitted to do so by the terms thereof.

3.	Save as expressly set out in the SPA, in favour of the New Seller, no party:

(a)	makes any representations or warranty or assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the SPA or any agreement entered into pursuant thereto; and

(b)	assumes any responsibility for the performance and observance by any party to the SPA or any other document (save as expressly provided therein) of the SPA or any other document,

and any and all conditions and warranties, whether express or implied by law or otherwise, are to the extent legally possible excluded.

Words and expressions defined in the SPA shall bear the same meanings herein.

This Deed shall be governed by and construed in accordance with the laws of England.

DULY DELIVERED as a Deed on the date and year first above written.

EXECUTED and DELIVERED as a	)
DEED by	)
[Insert name of New Seller]	)
acting by two directors/a director and	)
the secretary	)

[Execution block to be amended to reflect nature of party signing Deed of Adherence]

Schedule 6 Additional Purchaser Guarantor warranties

The Purchaser Guarantor hereby warrants to the Sellers that, except as disclosed in: (a) the Purchaser Guarantor Reports (but excluding any risk factor disclosures contained under the heading “Risk Factors” and in any section relating to forward-looking statements to the extent that they are cautionary, predictive or otherwise forward-looking in nature) where the relevance of the information as an exception to (or disclosure for purposes of) a particular representation, warranty or covenant is reasonably apparent on the face of such disclosure; or (b) the disclosure schedule delivered by Purchaser Guarantor to the Sellers concurrently with the execution of this Deed and annexed to this Deed (the Purchaser Guarantor Schedules) (each section of which qualifies the correspondingly numbered representation, warranty or covenant if specified therein and such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent):

1.	Ownership of stock/capitalisation

1.1	The total number of shares of capital stock of all classes which the Purchaser Guarantor has the authority to issue is 90,000,000 shares of Acadia Common Stock and 10,000,000 shares of preferred stock, par value US$0.01 per share, of the Purchaser Guarantor (Purchaser Guarantor Preferred Stock). Of such authorised shares, as of the date hereof, a total of 71,681,068 shares of Acadia Common Stock and 0 shares of Purchaser Guarantor Preferred Stock are issued and outstanding. All of the shares of Acadia Common Stock have been duly authorised and validly issued, are fully paid and non-assessable, have been issued in compliance in all material respects with applicable laws and have not been issued in violation of, and are not subject to, any pre-emptive or subscription rights or rights of first refusal granted by the Purchaser Guarantor. As of the date hereof, options to purchase 696,943 shares of Acadia Common Stock (the Purchaser Guarantor Options) were outstanding and, except as set forth on section 1.1(a) of the Purchaser Guarantor Schedules all such Purchaser Guarantor Options were issued under the Acadia Healthcare Company, Inc. Incentive Compensation Plan (the Purchaser Guarantor Incentive Plan). As of the date hereof, 947,562 shares of restricted Acadia Common Stock were outstanding (the Purchaser Guarantor Restricted Stock) and 218,084 restricted stock units were outstanding (the Purchaser Guarantor Restricted Stock Units). Except as set forth in the Purchaser Guarantor Reports, none of the Purchaser Guarantor or any of its subsidiaries is a party to any stockholders’ agreement, voting trust agreement or registration rights agreement relating to any equity securities of the Purchaser Guarantor or any of its subsidiaries or any other Contract relating to disposition, voting or dividends with respect to any equity securities of the Purchaser Guarantor or any of its subsidiaries. No dividends on shares of Acadia Common Stock have been declared or have accrued since December 31, 2014. Except for the shares of Acadia Common Stock, the Purchaser Guarantor Options, the Purchaser Guarantor Restricted Stock, and the Purchaser Guarantor Restricted Stock Units, there are no outstanding shares of capital stock or rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements that require the Purchaser Guarantor to issue or sell any shares of capital stock or similar equity interests (or securities convertible into or exchangeable for shares of its capital stock or similar equity interests) or otherwise provide any payments or benefits similar to equity (including any equity appreciation, phantom stock or other similar rights).

1.2	Except as set forth on section 1.1(a) of the Purchaser Guarantor Schedules and except for the Purchaser Guarantor Options, the Purchaser Guarantor Restricted Stock and the Purchaser Guarantor Restricted Stock Units, each as described in section 1.1 of Schedule 6, (i) there are no Purchaser Guarantor Options outstanding as of the date hereof; and (ii) there is no obligation, contingent or otherwise, of the Purchaser Guarantor or any of its subsidiaries to: (A) repurchase, redeem or otherwise acquire any share of the capital stock or other equity interests of the Purchaser Guarantor or any of its subsidiaries; or (B) other than in connection with the Purchaser Guarantor Credit Agreements or pursuant to inter-company arrangements among or between the Purchaser Guarantor and one or more of its subsidiaries or among or between one or more subsidiaries of the Purchaser Guarantor, provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, the Purchaser Guarantor or any of its subsidiaries or any other person.

2.	Consents and approvals

The execution and delivery of the Deed by each of the Purchaser Guarantor and the Purchaser do not, and the performance by each of the Purchaser Guarantor and the Purchaser of this Deed and the consummation of the transactions contemplated by this Deed will not, require the Purchaser Guarantor or the Purchaser to obtain any material consent, approval, waiver, authorisation, permit, filing, registration or notification from any governmental or regulatory authority, except: (a) for compliance with the applicable requirements, if any, of the CMA (and any similar law enforced by any governmental or regulatory authority regarding pre-acquisition notifications for the purpose of competition reviews); and (b) for compliance with any applicable requirements of the SEC or the NASDAQ Global Select Market.

3.	Acadia Common Stock

The Purchaser Guarantor will have at Closing sufficient authorised but unissued shares of Acadia Common Stock to consummate the transactions contemplated by this Deed including the issue of Acadia Common Stock provided for under the terms of this Deed. When issued in accordance with the terms of the Deed, the shares of Acadia Common Stock constituting the Acadia Common Stock Consideration will be duly and validly issued in accordance with all applicable laws, will be fully paid and non-assessable, will be free and clear of all Liens and will not be subject to pre-emptive rights or similar rights of stockholders, except as set forth in and restrictions on transfer arising under securities laws.

4.	Financial statements; SEC reports; undisclosed liabilities

4.1

The Purchaser Guarantor has made available to the Company copies of: (a) the unaudited consolidated balance sheet, as of September 30, 2015, of the Purchaser Guarantor and its subsidiaries, and the unaudited consolidated statements of earnings and cash flows of the Purchaser Guarantor and its subsidiaries for the nine-month period then ended (such statements, the Latest Purchaser Guarantor Financial Statements); and (b) the audited consolidated balance sheets, as of December 31, 2014, December 31, 2013 and December 31, 2012 of the Purchaser Guarantor and its

subsidiaries and the audited consolidated statements of earnings, stockholders’ equity and cash flows of the Purchaser Guarantor and its subsidiaries for the fiscal years ended December 31, 2014, December 31, 2013 and December 31, 2012 (such statements, the Annual Purchaser Guarantor Financial Statements, and together with the Latest Purchaser Guarantor Financial Statements, the Purchaser Guarantor Financial Statements). The Purchaser Guarantor Financial Statements fairly present, in all material respects, the consolidated financial position of the Purchaser Guarantor and its subsidiaries, as of the date thereof, and the consolidated results of operations and changes in cash flows of the Purchaser Guarantor and its subsidiaries, for the period set forth therein, subject, in the case of the Latest Purchaser Guarantor Financial Statements, to normal year-end adjustments and the absence of footnote disclosures. Each of the Purchaser Guarantor Financial Statements (including all related notes) has been prepared in accordance with GAAP, except as otherwise noted therein, and subject, in the case of the Latest Purchaser Guarantor Financial Statements, to normal year-end adjustments and the absence of footnote disclosures. The Latest Purchaser Guarantor Financial Statements have been prepared from the books and records of Purchaser Guarantor and its subsidiaries, in all material respects, on a basis consistent with the Annual Purchaser Guarantor Financial Statements, subject to normal year-end adjustments and the absence of footnote disclosures.

4.2	The Purchaser Guarantor has timely filed in all material respects all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the SEC under applicable law, including the Exchange Act since December 31, 2011 (such documents filed since December 31, 2011 and prior to the date hereof, the Purchaser Guarantor Reports). As of their respective dates, each of the Purchaser Guarantor Reports complied as to form in all material respects with the applicable requirements of applicable law, including the Exchange Act, the Securities Act, and the Sarbanes-Oxley Act and, in each case, the rules and regulations promulgated thereunder, each as in effect on the date so filed. Except to the extent amended or superseded by a subsequent filing with the SEC made prior to the date hereof, as of their respective dates (and if so amended or superseded, then on the date of such subsequent filing), none of the Purchaser Guarantor Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments received from the SEC staff with respect to the Purchaser Guarantor Reports. As of the date hereof, to the knowledge of the Purchaser Guarantor, none of the Purchaser Guarantor Reports is the subject of ongoing SEC review or investigation, other than any review or investigation initiated as a result of the transactions contemplated by this Deed. None of the subsidiaries of the Purchaser Guarantor is required to file any forms, reports or other documents with the SEC pursuant to Section 13 or 15 of the Exchange Act.

4.3

The system of internal controls over financial reporting of the Purchaser Guarantor and its subsidiaries is sufficient in all material respects to provide reasonable assurance: (i) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP applied on a consistent basis during the periods involved; (ii) that transactions are executed only in accordance with the authorisation of management; and (iii) regarding prevention or timely detection of the unauthorised acquisition, use or disposition of the Purchaser Guarantor’s properties or assets. Each of the principal executive officer of the Purchaser Guarantor and the principal financial officer of the Purchaser Guarantor (or each former principal executive officer of the Purchaser Guarantor and each former principal financial officer of the Purchaser Guarantor, as applicable) has made all applicable certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Purchaser Guarantor Reports, and the statements contained in such certifications are true and accurate as of the date of such certifications. None of the Purchaser Guarantor or any of its subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act. The disclosure controls and procedures utilised by the Purchaser Guarantor are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Purchaser Guarantor in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information required to be disclosed is accumulated and communicated to the management of the Purchaser Guarantor, as appropriate, to allow timely decisions regarding required disclosure and to enable the chief executive officer and chief financial officer of the Purchaser Guarantor to make the certifications required under the Exchange Act with respect to such reports.

5.	Absence of certain changes or events

Since December 31, 2014, except as otherwise contemplated by this Deed or as disclosed in the Purchaser Guarantor Reports, the Purchaser Guarantor and its subsidiaries have conducted their businesses, in all material respects, in the ordinary course of business consistent with past practice.

6.	Absence of litigation

Section 6 of the Purchaser Guarantor Schedules sets forth: (a) all of the material claims, actions, arbitrations, suits or proceedings of any kind whatsoever, at law or in equity (including actions or proceedings seeking injunctive relief), by or before any governmental or regulatory authority or arbitrator pending or, to the knowledge of the Purchaser Guarantor, threatened in writing against the Purchaser Guarantor or any of its subsidiaries or affecting any of their properties or assets; and (b) any litigation that has been settled for more than US$1,000,000 since January 1, 2014 until the date hereof. Except as set forth in the Purchaser Guarantor Reports, neither the Purchaser Guarantor nor any of its subsidiaries is (or has been since January 1, 2014) a party to or subject to, or in default under, any order, decree or judgment of any court or any governmental or regulatory authority (Orders) that are material to the Purchaser Guarantor and its subsidiaries, taken as a whole.

7.	Permits/compliance with laws

Except as would not be material to the Purchaser Guarantor and its subsidiaries taken as a whole, the Purchaser Guarantor and each subsidiary of the Purchaser Guarantor possess all Permits required under applicable laws to own, lease and operate its properties and assets and to carry on its business as it is now being conducted (collectively, the Purchaser Guarantor Permits) and as of the date hereof there is no proceeding by or before any governmental or regulatory authority pending or, to the knowledge of the Purchaser Guarantor, threatened in writing regarding the revocation of any such Purchaser Guarantor Permit or a declaration of any such Purchaser Guarantor Permit as invalid. The Purchaser Guarantor and each of its subsidiaries is, and has been at all times since January 1, 2014, in compliance with all Permits and with all laws and Orders applicable to it or by or to which any of its properties or assets is bound or subject (other than with respect to Permits that are not material to the Purchaser Guarantor and its subsidiaries taken as a whole), and neither the Purchaser Guarantor nor any of its subsidiaries has received any notice alleging non-compliance (other than ordinary course regulatory audits and corresponding plans of correction that are not material to the Purchaser Guarantor and its subsidiaries taken as a whole).

Schedule 7 Conduct of the Purchaser Guarantor prior to Closing

Except as otherwise set forth on section 7 of the Purchaser Guarantor Schedules, as required by law or any applicable Order, as expressly permitted or required under the terms of this Deed or with the prior written consent of the Sellers’ Representative, which consent shall not be unreasonably withheld, delayed or conditioned, during the period from the date of this Deed to the earlier of Closing or termination of this Deed in accordance with its terms, the Purchaser Guarantor shall, and the Purchaser Guarantor shall cause each subsidiary of Purchaser Guarantor to conduct its business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, and except as otherwise set forth on section 7 of the Purchaser Guarantor Schedules, as required by law or any Order or as expressly permitted or required under the terms of the Deed, during the period from the date of this Deed through the earlier of Closing or termination of this Deed in accordance with its terms, the Purchaser Guarantor shall not, and the Purchaser Guarantor shall cause each of its subsidiaries not to, without the prior written consent of the Sellers’ Representatives, which consent shall not be unreasonably withheld, delayed or conditioned:

(a)	amend the certificate of incorporation or by-laws or comparable organisational documents of the Purchaser Guarantor or any subsidiary;

(b)	issue, reissue, sell or pledge, or authorise or propose the issuance, reissuance, sale or pledge of, shares of capital stock of any class or series, or any securities convertible into capital stock of any class or series (other than upon exercise of the Purchaser Guarantor Options or vesting of Purchaser Guarantor Restricted Stock Units granted under the Purchaser Guarantor Incentive Plan or the issuance of Purchaser Guarantor Options, restricted shares of Acadia Common Stock or Purchaser Guarantor Restricted Stock Units under the Purchaser Guarantor Incentive Plan or any issue of Acadia Common Stock provided for under the terms of this Deed) of the Purchaser Guarantor or any of its subsidiaries, or grant or enter into any rights, warrants, options, agreements or commitments with respect to the issuance of such capital stock or convertible securities or amend any terms of any such right, warrant, option, agreement or commitment;

(c)	declare, set aside or pay any dividend or other distribution of assets in respect of any class or series of its capital stock, in each case, other than dividends and distributions by a subsidiary of the Purchaser Guarantor to the Purchaser Guarantor or a wholly-owned subsidiary of the Purchaser Guarantor;

(d)	adjust, split, combine, subdivide or reclassify any shares of its capital stock or any option, warrant or right relating thereto;

(e)	(i) sell, lease, transfer or otherwise dispose of any of its material properties, assets or rights, other than: (A) sales in the ordinary course of business consistent with past practice; (B) dispositions of obsolete or unsalable inventory or equipment; or (C) transfers of other material properties, assets or rights in an amount not to exceed US$100,000,000 in the aggregate; or (ii) acquire any properties, assets or rights in an amount in excess of US$150,000,000 in the aggregate;

(f)	create, incur, assume or guarantee any financial indebtedness, other than: (i) pursuant to inter-company arrangements among or between the Purchaser Guarantor and one or more of the subsidiaries or among or between the subsidiaries of the Purchaser Guarantor; (ii) borrowings (or incurrence of a repayment obligation in respect of letters of credit) permitted or not prohibited under the Purchaser Guarantor Credit Agreement; or (iii) the Purchaser’s Debt Financing;

(g)	settle or compromise any claim, action, arbitration, suit or proceeding relating to the transactions contemplated by this Deed;

(h)	permit the Purchaser Guarantor to dissolve, wind-up or liquidate;

(i)	take any action that would reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated by this Deed, or materially impair the Purchaser’s or the Purchaser Guarantor’s ability to perform its obligations under this Deed or consummate the transactions contemplated thereby;

(j)	take any action that would be reasonably expected to have a material adverse impact on the Purchaser’s Financing; or

(k)	authorise, resolve, commit or agree (by contract or otherwise) to do any of the foregoing.

Schedule 8 Actions pending Closing

The following matters require prior approval by the Purchaser in accordance with and subject to clause 4.1:

1.	any amendment to the articles of association of each Target Company;

2.	any material change in the conduct of the Business;

3.	any change in the share or loan capital of any Target Company or the creation, allotment, issue or acquisition of any shares or of any other security of any Target Company or the grant of any option or rights to subscribe for or to convert any instrument into such shares or securities or agree, arrange or undertake to do any of those things or acquire or agree to acquire an interest in an undertaking, save for: (i) from one Target Company to another Target Company; and (ii) the issuance of PIK Notes in accordance with the Loan Note Instruments;

4.	entry into any agreement or incurrence of any commitment involving any capital expenditure in excess of the budgeted amount by more than £750,000 (inclusive of VAT) per item;

5.	any amendment in a material manner or termination of any contract of the Business or waiver of any material right or benefit under any of contracts of the Business, in cases where such amendment, termination or waiver has an impact upon the value of such contract in excess of £3,000,000 (inclusive of VAT) per annum;

6.	any acquisition, or agreement to acquire, or purchase substantially all the assets of, or otherwise acquire any business or any corporation, partnership, association or other business organisation or division thereof;

7.	effecting any restructuring, reorganisation or complete or partial liquidation of any Target Company;

8.	any disposal, lease, sublease, mortgage or pledge of fixed assets and equipment with an aggregate value of more than £500,000 owned by the Target Companies, or enter into any agreement regarding the foregoing excluding any mortgage or pledge arising in the ordinary course of business or by operation of law;

9.	save as required by law:

(i)	making any material amendment to the terms and conditions of employment of any Management Employee (other than any annual increases in emoluments made in the ordinary and usual course of business or in connection with law, in which case the Sellers’ Representatives shall notify the Purchaser of such increases as soon as reasonably practicable);

(ii)	terminating the employment of any Management Employee (other than for gross misconduct); or

(iii)	discontinuing, commencing to wind up or terminating the Pension Schemes (as defined the Management Warranty Deed);

10.	the adoption or variation of any share option or share incentive scheme or employee share trust or share ownership plan or retirement benefit scheme;

11.	(i) save for a budgeted salary increase of 1.5 per cent. proposed to take effect from April 2016, implementing or agreeing to implement a discretionary rise in salary for all employees of the Target Companies; (ii) save for the bonus scheme operated, or to be operated by the Target Companies known as the “BDM Commission Schemes 2016”, establishing, in relation to the financial year ending on 31 December 2016, any new bonus or incentive scheme for the benefit of any employee of the Target Companies other than any such scheme for the benefit of any Relevant Employee provided that any such scheme will be on substantially similar terms to the scheme in place for those employees for the financial year ending on 31 December 2015; or (iii) entering into any settlement or compromise agreement with any employee of a Target Company pursuant to the terms of which the relevant employee is or would be entitled to receive from the Target Company which employs or employed him a sum that is greater than 150% of what he would otherwise be entitled to pursuant to applicable law or his contract of employment; or

12.	any drawdown under the Revolving Credit Facility (but excluding, for the avoidance of doubt, any rollover or repayment of the existing indebtedness of the Target Companies under the Revolving Credit Facility).

Schedule 9 Definitions and interpretation

1.	Definitions

In this Deed, the following words and expressions shall have the following meanings:

A Ordinary Share Price means, in respect of a Seller, the amount set out opposite such Seller’s name in column 3 and, following adjustment in accordance with clause 4.11, column 5 of Part A and column 3 and, following adjustment in accordance with clause 4.11, column 5 of Part C of the Allocation Table;

A Ordinary Shares means the class A ordinary shares with a nominal value of £0.001 each in the capital of the Company;

Acadia Common Stock means the common stock, US$0.01 par value per share, of the Purchaser Guarantor;

Acadia Common Stock Consideration means 5,363,000 shares of Acadia Common Stock;

Acadia Common Stock Consideration Amount means an amount equal to US$337,547,220;

Acadia Common Stock Reduction Shares has the meaning given in clause 2.5(c);

Acadia Publicly Issued Shares has the meaning given in clause 4.6(a);

Act means the Enterprise Act 2002;

Action means any action, claim, suit, arbitration, litigation, proceeding or governmental investigation;

Additional Notes Debt means, in respect of a Seller, an amount equal to all interest (whether arising or accruing, or satisfied through the issue of “payment in kind” notes, in each case on a daily basis based on a 365-day year) on the Loan Notes held by that Seller arising or accruing in the period from but excluding the date of this Deed to and including the Closing Date;

Additional Preference Share Price means, in respect of a Seller, an amount equal to the amount of all dividends (whether arising or accruing, in each case on a daily basis based on a 365-day year) on the Preference Shares held by that Seller arising or accruing in the period from but excluding the date of this Deed to and including the Closing Date;

Adjusted Acadia Placing Stock has the meaning given in clause 2.5(b);

Affiliate means:

(a)	in the case of a person which is a body corporate, any subsidiary undertaking or parent undertaking of that person and any subsidiary undertaking of any such parent undertaking or any entity which manages and/or advises any such entity, in each case from time to time;

(b)	in the case of a person which is an individual, any spouse, co-habitee and/or lineal descendants by blood or adoption or any person or persons acting in its or their capacity as trustee or trustees of a trust of which such individual is the settler;

(c)	in the case of a person which is a limited partnership, the partners of the person or their nominees or a nominee or trustee for the person, or any investors in a fund which holds interests, directly or indirectly, in the limited partnership or any entity which manages and/or advises any such entity; and

(d)	any Affiliate of any person in paragraphs (a) to (c) above,

but shall not include any Target Company;

Agreed Form means, in relation to a document, the form of that document which has been initialled on the date of this Deed for the purpose of identification by or on behalf of each Sellers’ Representative and the Purchaser (in each case with such amendments as may be agreed in writing by or on behalf of each Sellers’ Representative and the Purchaser);

Agreed Leakage Amount has the meaning given in clause 12.5;

Agreed Threshold Share Price means the share price specified in the document entitled “Agreed Threshold Share Price” in the Agreed Form;

Allocation Table means the Agreed Form of the allocation table;

Amended Registration Rights Agreement means the amended registration rights agreement entered into on the date of this Deed between, amongst others, the Purchaser Guarantor and the Institutional Sellers;

Articles means the articles of association of the Company adopted by a special resolution passed on 27 August 2014;

B Ordinary Share Price means, in respect of a Seller, the amount set out opposite such Seller’s name in column 7 and, following adjustment in accordance with clause 4.11, column 9 of Part C of the Allocation Table;

B Ordinary Shares means the class B ordinary shares with a nominal value of £0.001 each in the capital of the Company;

Bond Issuer means Priory Group No. 3 plc;

Business means the business of the Target Companies as carried on at the date of this Deed;

Business Day means a day other than a Saturday or Sunday or public holiday in England or the United States of America on which banks are open in London and New York for general commercial business;

C Ordinary Share Price means, in respect of a Seller, the amount set out opposite such Seller’s name in column 3 and, following adjustment in accordance with clause 4.11, column 5 of Part B and column 11 and, following adjustment in accordance with clause 4.11, column 13 of Part C of the Allocation Table;

C Ordinary Shares means the class C ordinary shares with a nominal value of £0.001 each in the capital of the Company;

Cash Consideration Increase Amount has the meaning given in clause 2.5(c);

Cash Deduction has the meaning given in clause 2.4;

Claim means any claim under or for breach of this Deed including, without limitation, any claim for breach of the Sellers’ Warranties and any claim for Leakage;

Closing means completion of the sale and purchase of the Shares in accordance with the provisions of this Deed;

Closing Date means 16 February 2016 or such different date as may be agreed between the Purchaser and the Institutional Sellers’ Representative;

Closing Statement has the meaning given in clause 4.10;

CMA means the Competition and Markets Authority;

Companies Act means the UK Companies Act 2006;

Company means Priory Group No. 1 Limited, a company incorporated in England and Wales (company number: 7480152) having its registered office at Fifth Floor, 80 Hammersmith Road, London W14 8UD;

Company’s Account means the account of Priory Central Services Limited with sort code 20-00-00 and account number 13458571 (and/or such other account(s) as the Company and the Purchaser may agree in writing);

Compliant means, with respect to the Required Target Financial Information, that:

(a)	such Required Target Financial Information is compliant in all material respects with all requirements of Regulation S-X under the Securities Act (excluding information required by Regulation S-X Rule 3-09, Regulation S-X Rule 3-10 and Regulation S-X Rule 3-16) applicable to non-U.S. target companies of a reporting U.S. company offering securities on a registration statement on Form S-11

(b)	the Target Companies’ auditors have not withdrawn any audit opinion with respect to any financial statements contained in the Required Target Financial Information; and

(c)	with respect to any interim financial statements, such interim financial statements have been reviewed by the Target Companies’ auditors as provided in the procedures specified by the Public Company Accounting Oversight Board in AU 722 or under International Standard on Review Engagements 2410;

Confidential Information has the meaning given in clause 16.1;

Connected Persons has the meaning given in clause 23;

Consideration Deduction Amount has the meaning given in clause 3(c);

Costs means all damages, losses, charges, liabilities, Actions, payments, judgments, settlements, interest, penalties, costs and expenses reasonably incurred (including, in each case, tax incurred thereon);

Covered Person has the meaning given in clause 11.2;

D Ordinary Share Price means, in respect of a Seller, the amount set out opposite such Seller’s name in column 7 and, following adjustment in accordance with clause 4.11, column 9 of Part A and column 15 and, following adjustment in accordance with clause 4.11, column 17 of Part C of the Allocation Table;

D Ordinary Shares means the class D ordinary shares with a nominal value of: (i) £0.001; or (ii) £500, each in the capital of the Company;

Data Room means the virtual data room administered by Merrill DataSite comprising the documents and other information relating to the Target Companies and the Business as listed on the data room index in the Agreed Form;

Debt Commitment Agreement means the debt commitment letter delivered by the Purchaser to the Sellers’ Representatives on the date hereof, together with any fee letters (in a customarily redacted form), in each case, as amended, supplemented or replaced in compliance with this Deed relating to the provision of financing to the Purchaser or any member of the Purchaser Group for the purpose of the Proposed Transaction;

Debt Financing Sources means the persons, other than the Purchaser, Purchaser Guarantor and any other member of the Purchaser’s Group, that have committed to provide or arrange or otherwise entered into agreements in connection with the Purchaser’s Debt Financing or other financings in connection with the Proposed Transaction, and parties to any joinder agreements, indentures or credit agreements entered pursuant thereto or relating thereto, together with their respective Affiliates, and their respective Affiliates’ officers, directors, employees, agents and representatives and their respective successors and assigns;

Debt Security means the security constituted by the Transaction Security Documents (as defined in the Revolving Credit Facility Agreement);

Deed of Adherence means a deed substantially in the form set out in Schedule 5;

Deed of Release means one or more deeds of release and DS1 forms (and any equivalent release document(s) or form(s) required in Scotland and/or the Cayman Islands) pursuant to which all of the Debt Security shall be released on the Closing Date, subject to receipt by the relevant recipients of the Senior Secured Bond Payoff Amount, the Senior Unsecured Bond Payoff Amount and the Outstanding RCF Debt and (notwithstanding the determination of a “material obligation” pursuant to clause 5.13), on the basis that the delivery of the DS1 forms (and any equivalent release document(s) or form(s) required in Scotland and/or the Cayman Islands) shall not be deemed to be a material obligation in respect of any Seller for the purposes of clause 5.13;

Default Interest means interest at LIBOR plus four per cent.;

Disclosure Letter means the disclosure letter from the Warrantors (as defined therein) to the Purchaser dated the date of this Deed;

E1 Ordinary Share Price means, in respect of a Seller, the amount set out opposite such Seller’s name in column 7 and, following adjustment in accordance with clause 4.11, column 9 of Part B of the Allocation Table and column 19 and, following adjustment in accordance with clause 4.11, column 21 of Part C of the Allocation Table;

E1 Ordinary Shares means the class E1 ordinary shares with a nominal value of £0.001 each in the capital of the Company;

E2 Ordinary Share Price means, in respect of a Seller, the amount set out opposite such Seller’s name in column 23 and, following adjustment in accordance with clause 4.11, column 25 of Part C of the Allocation Table;

E2 Ordinary Shares means the class E2 ordinary shares with a nominal value of £0.001 each in the capital of the Company;

Election Notice has the meaning given in clause 2.6;

Equity Financing Sources means the underwriters of the Public Equity Offering, together with their respective Affiliates, and their respective Affiliates’ officers, directors, employees, agents and representatives and their respective successors and assigns;

Equity Proceeds means the net proceeds actually received by the Purchaser Guarantor in connection with the Public Equity Offering (including net proceeds actually received by the Purchaser Guarantor in connection with the Option Closing provided the Option Closing occurs prior to the date that is five Business Days before the Closing Date), less the amount of all fees, costs and expenses (including underwriting discounts and commissions) incurred or to be incurred by the Purchaser Group or arising in connection with the Public Equity Offering;

Executive Management Team Members means Tom Riall, Mark Moran, Trevor Torrington, Mark Underwood, Sarah Hughes, Sam Rogers, David Hall, Claire Balmforth, Tina Walton, Adrian Pancott, Christopher Screech, Tom Muir, Sylvia Tang and Sian Wicks;

Fund VI Affiliate means Advent International GPE VI Limited Partnership, Advent International, GPE VI-A Limited Partnership, Advent International GPE VI-B Limited Partnership, Advent International GPE VI-C Limited Partnership, Advent International GPE VI-D Limited Partnership, Advent International GPE VI-E Limited Partnership, Advent International GPE VI-F Limited Partnership, Advent International GPE VI-G Limited Partnership, Advent Partners GPE VI 2008 Limited Partnership, Advent Partners GPE VI 2009 Limited Partnership, Advent Partners GPE VI 2010 Limited Partnership, Advent Partners GPE VI-A Limited Partnership and Advent Partners GPE VI-A 2010 Limited Partnership;

GAAP means U.S. generally accepted accounting principles;

Individual Seller means Tom Riall;

Initial Acadia Common Stock Reduction Shares has the meaning given in clause 2.5(b);

Initial Cash Consideration Increase Amount has the meaning given in clause 2.5(a);

Initial Cash Price means, in respect of a Seller, an amount equal to the aggregate of the relevant: (a) Initial Ordinary Share Price; and (b) Initial Preference Share Price, as applicable;

Initial Ordinary Share Price means, in respect of a Seller, an amount equal to the aggregate of the relevant: (a) A Ordinary Share Price; (b) B Ordinary Share Price; (c) C Ordinary Share Price; (d) D Ordinary Share Price; (e) E1 Ordinary Share Price; and (f) E2 Ordinary Share Price;

Initial Notes Debt means, in respect of a Seller, the amount set out opposite such Seller’s name in column 14 of Part A and column 30 of Part C of the Allocation Table;

Initial Preference Share Price means, in respect of a Seller, the amount set out opposite such Seller’s name in column 11 of Part A and column 27 of Part C of the Allocation Table;

Initial Seller Acadia Placing Shares has the meaning given in clause 2.5(a);

Institutional Sellers’ Account means such bank account(s) of the Institutional Sellers as the Institutional Sellers’ Representative notifies to the Purchaser in writing no less than five Business Days prior to Closing;

Institutional Sellers’ Pricing Representative means Tom Allen (Managing Director) of Advent International plc, unless the Institutional Sellers’ Representative elects to nominate (by notice in writing to the Purchaser) such other person of Advent International plc in his place, in which case that person shall be the Institutional Sellers’ Pricing Representative;

Institutional Sellers’ Representative has the meaning given in clause 10.1;

Investment Documents means:

(a)	the investment agreement entered into between, amongst others, the Institutional Sellers and the Company on 17 January 2011 (as amended and restated from time to time);

(b)	the put and call option agreement dated on or around 4 March 2011 between, amongst others, the Company, the Trustee and certain of the Management Sellers; and

(c)	the call option deed dated 4 March 2011 between Advent Therapy (Luxembourg) S.à r.l., Jason Lock, David Hall and Sam Rogers;

knowledge of the Purchaser Guarantor means the actual knowledge of Joey Jacobs (Chairman and Chief Executive Officer), Brent Turner (President), David Duckworth (Chief Financial Officer) and Christopher L. Howard (EVP, General Counsel and Secretary);

Leakage means, in each case to, or on behalf of, or for the benefit of a Seller or any of its Affiliates:

(a)	any dividend or distribution (whether in cash or in kind) declared, paid or made by any Target Company;

(b)	any payments made or agreed (whether in cash or in kind) to be made by any Target Company in respect of any share capital or loan capital of any Target Company being redeemed, purchased or repaid, or any other return of capital (whether by reduction of capital or redemption or purchase of shares) by any Target Company;

(c)	the assumption of any liability, or any undertaking to assume, indemnify, guarantee or secure any such liability, of a Seller or any of its Affiliates by a Target Company;

(d)	the purchase or sale by any Target Company from a Seller or any of its Affiliates of any assets other than on arm’s length terms;

(e)	any transaction between a Target Company and a Seller or any of its Affiliates that is not on arm’s length terms;

(f)	any fees (including directors’ fees or monitoring fees) paid by any Target Company (excluding any VAT in respect of the fees which is recoverable by the Target Companies by repayment or credit);

(g)	the waiver, deferral or release by any Target Company of any amount owed to that Target Company or any assumption or discharge of any liability (including in relation to any recharging of costs of any kind) by any Target Company;

(h)	any payments made, or liabilities incurred, by any Target Company to any third party in connection with the preparation for, negotiation of, or implementation of the Proposed Transaction (including any transaction, advisory or retention bonuses, fees or commissions for management (including any income tax, national insurance contributions or social security contributions relating to any such bonuses and payable by a Target Company) or Sellers’ Transaction Costs (excluding any VAT in respect of the costs which is recoverable by the Target Companies by repayment or credit) payable, in each case, in connection with the preparation for, negotiation of, or implementation of the Proposed Transaction); and

(i)	any agreement or arrangement made or entered into by any Target Company to do or give effect to any matter referred to in (a) to (h) above, but, in each case, does not include Permitted Leakage;

LIBOR means the display rate per annum of the offered quotation for deposits in pounds sterling for a period of one month which appears on the appropriate page of the Reuters Screen (or such other page as the parties may agree) at or about 11.00 a.m. London time on the date on which payment of the sum under this Deed was due but not paid;

Liens means lien, security interest, mortgage, pledge, charge or similar matter affecting title, or other encumbrance;

Loan Note Instruments means: (i) the unsecured loan note instrument executed by the Company dated 4 March 2011 constituting £130,000,000 unsecured subordinated loan notes and unsecured PIK notes due 2060; and (ii) the unsecured loan note instrument executed by the Company dated 14 April 2011 constituting £51,548,613 unsecured subordinated loan notes and unsecured PIK notes due 2057;

Loan Notes means the unsecured subordinated loan notes constituted by the Loan Note Instruments;

Locked Box Date means 31 October 2015;

Management Employee means each of the Executive Management Team Members and the Specialist Directors (as defined in the Management Warranty Deed);

Management Sellers’ Account means the DLA Piper UK LLP Client Account with sort code 60-60-05 and account number 86467654 (and/or such other account(s) as the Management Sellers’ Representative and the Purchaser may agree in writing);

Management Sellers’ Representative has the meaning given in clause 10.1;

Management Warranty Deed means the management warranty deed entered into on or around the date hereof between the Warrantors (as defined therein) and the Purchaser;

Notes means the Loan Notes and the PIK Notes;

Option Acadia Common Stock Reduction Shares has the meaning given in clause 2.5(c);

Option Cash Consideration Increase Amount has the meaning given in clause 2.5(c);

Option Closing means any closing related to the exercise by the underwriters in the Public Equity Offering of the option (granted to them by the Purchaser Guarantor in the underwriting agreement entered into in connection with the Public Equity Offering) to acquire (or be issued) additional shares of Acadia Common Stock;

Ordinary Shares means the A Ordinary Shares, the B Ordinary Shares, the C Ordinary Shares, the D Ordinary Shares, the E1 Ordinary Shares and the E2 Ordinary Shares;

Outstanding Debt means together the Outstanding Notes Debt and the Outstanding RCF Debt;

Outstanding Notes Debt means the aggregate of the Initial Notes Debt and the Additional Notes Debt;

Outstanding RCF Debt means the aggregate amount required to be paid by the Target Companies in order to: (i) discharge all amounts outstanding under the Revolving Credit Facility Agreement (and to cancel the facility made available thereunder) and the other Finance Documents (as defined in the Revolving Credit Facility Agreement); and (ii) release the Debt Security, in each case on the Closing Date (including, without limitation, all amounts of principal, accrued interest, fees, costs, expenses and break costs);

parent undertaking has the meaning given in the Companies Act;

Permits means approvals, authorisations, licences, registrations and permits of governmental or regulatory authorities;

Permitted Leakage means those items of Leakage detailed in Schedule 3;

PIK Notes means the “payment in kind” notes constituted by the Loan Note Instruments;

Preference Shares means the 12 per cent. cumulative redeemable preference shares with a nominal value of £1.00 each in the capital of the Company;

Pricing Date means the date on which the Public Equity Offering Price is determined as between the Purchaser Guarantor and the lead underwriter of the Public Equity Offering and on which the underwriting agreement in connection with the Public Equity Offering is signed;

Proposed Transaction means the transactions contemplated by the Transaction Documents;

Pro Rata means, with respect to an Institutional Seller, the proportion of the aggregate amount of consideration to be received by that Institutional Seller as against the aggregate amount of consideration to be received by all Institutional Sellers, in each case under the terms of this Deed (in each case disregarding for this purpose the application of clauses 2.4 to 2.6);

Public Equity Offering has the meaning given in clause 4.5;

Public Equity Offering Price means the initial public offering price per share of Acadia Common Stock paid by investors in the Public Equity Offering;

Public Offering has the meaning given in clause 4.5;

Purchaser Credit Agreement means the Amended and Restated Credit Agreement dated as of December 31, 2012 among Acadia, the subsidiaries of the Acadia party thereto, Bank of America, N.A. as administrative agent, swing line lender and L/C issuer and the other parties thereto (as amended, modified or otherwise supplemented prior to the date hereof);

Purchaser Debt Agreements means the Purchaser Credit Agreement and the Purchaser Indentures;

Purchaser Group means the Purchaser and its Affiliates from time to time;

Purchaser Guaranteed Obligations has the meaning given in clause 14.1;

Purchaser Guarantor Credit Agreement means that certain Amended and Restated Credit Agreement dated as of December 31, 2012 (as amended by that certain Consent and First Amendment dated as of March 11, 2013, as further amended by that certain Second Amendment dated as of June 28, 2013, as further amended by that certain Third Amendment dated as of September 30, 2013, as further amended by that certain Fourth Amendment dated as of February 13, 2014, as further amended by that certain Fifth Amendment dated as of June 16, 2014 and as may be further amended, restated, supplemented or otherwise modified from time to time), by and among the Purchaser Guarantor, certain of the Purchaser Guarantor’s subsidiaries as guarantors, the financial institutions from time to time party thereto as lenders, and Bank of America, N.A., as administrative agent for the lenders;

Purchaser Guarantor Reports means all reports, schedules, forms, statements, certifications and other documents filed by the Purchaser Guarantor with the SEC from January 1, 2015 to the close of business of the second Business Day prior to the date hereof;

Purchaser Guarantor Warranties means the warranties given by the Purchaser Guarantor pursuant to clause 7 and Schedule 6;

Purchaser Indentures means (1) the Indenture dated as of March 12, 2013, by and among the Borrower, the subsidiaries of the Borrower party thereto and U.S. Bank National Association, as trustee and the 6.125% notes issued thereunder, (2) the indenture dated as of July 4, 2014, by and among the Borrower, the subsidiaries of the Borrower party thereto and U.S. Bank National Association, as trustee and the 5.125% notes issued thereunder) and (3) the indenture dated as of February 11, 2015, by and among the Borrower, the subsidiaries of the Borrower party thereto and U.S. Bank National Association, as trustee and the 5.625% notes issued thereunder, in each case as amended, modified for supplemented prior to the date hereof;

Purchaser Obligation means any representation, warranty or undertaking to pay given by the Purchaser to the Sellers (or any of them) under this Deed;

Purchaser Warranties means the warranties given by the Purchaser and the Purchaser Guarantor pursuant to clause 7;

Purchaser’s Bank Account means such bank account(s) of the Purchaser as the Purchaser notifies to the Sellers’ Representatives in writing no less than five Business Days prior to Closing;

Purchaser’s Counsel means Andrew Edge (failing which another partner in the corporate department) of Stephenson Harwood LLP, 1 Finsbury Circus, London EC2M 7SH;

Purchaser’s Debt Financing means the financings incurred or intended to be incurred pursuant to the Debt Commitment Agreement;

Purchaser’s Financing means, collectively, the Purchaser’s Debt Financing and the Public Equity Offering;

Regulation S means Regulation S under the Securities Act;

Relevant Affiliate means each Fund VI Affiliate, Advent International plc and Advent International Corporation;

Relevant Employee means any employee of a Target Company who is classified as a tier 1, tier 2, tier 3, tier 4, tier 5 or tier 6 employee for the purposes of that Target Company’s personnel records;

Relevant Seller has the meaning given in clause 12.5;

Relief includes, unless the context otherwise requires, any allowance, credit, deduction, exemption or set off in respect of any tax or relevant to the computation of any income, profits or gains for the purposes of any tax, or any right to or actual repayment of or saving of tax (including any repayment supplement, fee or interest in respect of tax);

Representatives has the meaning given in clause 16.1;

Required Target Financial Information has the meaning given in clause 4.1(b)(i);

Revised Schedule has the meaning given in clause 4.11;

Revolving Credit Facility Agreement means the senior revolving facility agreement entered into between, amongst others, Priory Group No.3 plc, the Arranger (as defined therein) and the Original Lenders (as defined therein) on 3 February 2011 (as amended and/or amended and restated from time to time);

Sarbanes-Oxley Act means Sarbanes-Oxley Act 2002, as amended and the applicable rules and regulations thereunder;

SEC means the United States Securities and Exchange Commission;

Securities Act means the United States Securities Act of 1933;

Seller Obligation means any representation, warranty or undertaking to pay given by the Sellers (or any of them) to the Purchaser under this Deed;

Sellers’ Disclosed Transaction Costs means the Sellers’ Transaction Costs as set out in the Closing Statement;

Sellers’ Representatives means the Institutional Sellers’ Representative and the Management Sellers’ Representative;

Sellers’ Transaction Costs means any professional fees, expenses or other costs paid or agreed to be paid or incurred or owing by any Target Company in connection with the implementation of the Proposed Transaction (including any bonuses paid or payable in connection with the implementation of the Proposed Transaction and any income tax, national insurance contributions or social security contributions relating to any such bonuses and payable by a Target Company), or the potential initial public offering of any of the Target Companies or any holding company of any of the Target Companies, or to Knight Frank in relation to a valuation report, since the Locked Box Date (but excluding such costs and expenses referred to in clause 4.9(a));

Sellers’ Warranties means the warranties given by the Sellers pursuant to clause 6;

Senior Secured Bonds means the 7% senior secured notes due 2018 issued by the Bond Issuer pursuant to the Senior Secured Bond Indenture, which are outstanding in the principal amount of £386,300,000;

Senior Secured Bond Indenture means the indenture dated 3 February 2011 between Priory Group No. 3 plc (formerly Crown Newco 3 plc) and Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG London Branch, as security agent, principal paying agent, and transfer agent, and Deutsche Bank Luxembourg S.A., as registrar, Luxembourg paying agent and transfer agent;

Senior Secured Bond Payoff Amount means an amount sufficient to pay in full the principal of, premium, if any, interest and other fees, costs, expenses and other amounts due on the Senior Secured Bonds or under the Senior Secured Notes Documents (as defined in the Revolving Credit Facility Agreement) in order to: (i) redeem the Senior Secured Bonds in full; and (ii) release the Debt Security, in each case on the Closing Date;

Senior Secured Bond Trustee means Deutsche Trustee Company Limited, as trustee;

Senior Unsecured Bonds means the 8.875% senior unsecured notes due 2019 issued by the Bond Issuer pursuant to the Senior Unsecured Bond Indenture, which are outstanding in the principal amount of £175,000,000;

Senior Unsecured Bond Indenture means the indenture dated 3 February 2011 between Priory Group No. 3 plc (formerly Crown Newco 3 plc) and Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG London Branch, as principal paying agent and transfer agent, and Deutsche Bank Luxembourg S.A. as registrar, Luxembourg paying agent and transfer agent;

Senior Unsecured Bond Payoff Amount means an amount sufficient to pay in full the principal of, premium, if any, interest and other fees, costs, expenses and other amounts due on the Senior Unsecured Bonds or under the Senior Unsecured Notes Documents (as defined in the Revolving Credit Facility) in order to redeem the Senior Unsecured Bonds in full on the Closing Date;

Senior Unsecured Bond Trustee means Deutsche Trustee Company Limited, as trustee;

Share Price means the aggregate of an amount equal to the Initial Cash Price and the Additional Preference Share Price for all Sellers;

Shares means the shares in the capital of the Company set out in the Allocation Table, comprising the A Ordinary Shares, the B Ordinary Shares, the C Ordinary Shares, the D Ordinary Shares, the E1 Ordinary Shares, the E2 Ordinary Shares and the Preference Shares;

subsidiary undertaking has the meaning given in the Companies Act;

Surviving Provisions means clauses 12.5 (Payments), 15 (Announcements), 16 (Confidentiality), 19 (Assignment), 20 (Costs), 21 (Notices), 0 (Conflict with other agreements), 23 (Whole agreement), 25 (Waiver, rights and remedies), 28 (Variations), 29 (Invalidity), 30 (Third party enforcement rights), 31 (Governing law and jurisdiction) and Schedule 9 (Definitions and interpretation);

Target Companies means the Company and its subsidiary undertakings, and Target Company means any of them;

tax or taxation means: (a) taxes on income, profits and gains; and (b) all other taxes, levies, duties, imposts, charges and withholdings in the nature of taxation, including any excise, property, value added, sales, transfer, franchise and payroll taxes, and any national insurance or social security contributions, together with all penalties, charges, fees and interest relating to any of the foregoing or to any late or incorrect return in respect of any of them;

Tax Authority means any taxing or other authority (whether within or outside the United Kingdom) competent to impose any tax liability or assess or collect any tax;

Tax Liabilities Amount has the meaning given in clause 3(a);

Third Party Right means any interest or equity of any person (including any right to acquire, option or right of pre-emption or conversion) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement, or any agreement to create any of the above;

Transaction Documents means this Deed, the Management Warranty Deed, the Disclosure Letter and any other documents in Agreed Form;

Trustee’s Account means the account of ATJL Priory Equity Plan Employee Trust with sort code 16-10-28 and account number 50791241 (and/or such other account(s) as the Trustee and the Purchaser may agree in writing);

VAT means value added tax and any similar sales or turnover tax; and

Working Hours means 9.30am to 5.30pm in the relevant location on a Business Day.

2.	Interpretation

In this Deed, unless the context otherwise requires:

(a)	references to a person include any individual, firm, body corporate (wherever incorporated), government, state or agency of a state or any joint venture, association, partnership, works council or employee representative body (whether or not having separate legal personality);

(b)	headings do not affect the interpretation of this Deed; the singular shall include the plural and vice versa; and references to one gender include all genders;

(c)	references to any English legal term or concept shall, in respect of any jurisdiction other than England, be construed as references to the term or concept which most nearly corresponds to it in that jurisdiction;

(d)	references to sterling or pounds sterling or £ are references to the lawful currency from time to time of England;

(e)	for the purposes of applying a reference to a monetary sum expressed in sterling, an amount in a different currency shall be deemed to be an amount in sterling translated at the Exchange Rate at the relevant date; and

(f)	any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

3.	Enactments

Except as otherwise expressly provided in this Deed, any express reference to an enactment (which includes any legislation in any jurisdiction) includes references to: (i) that enactment as amended, consolidated or re-enacted by or under any other enactment before or after the date of this Deed; (ii) any enactment which that enactment re-enacts (with or without modification); and (iii) any subordinate legislation (including regulations) made (before or after the date of this Deed) under that enactment, as amended, consolidated or re-enacted as described at (i) or (ii) above, except to the extent that any of the matters referred to in (i) to (iii) occurs after the date of this Deed and increases or alters the liability of the Sellers or the Purchaser under this Deed.

4.	Schedules

The Schedules comprise schedules to this Deed and form part of this Deed.

5.	Inconsistencies

Where there is any inconsistency between the definitions set out in this Schedule and the definitions set out in any clause or any other Schedule, then, for the purposes of construing such clause or Schedule, the definitions set out in such clause or Schedule shall prevail.

6.	Several undertakings

Except as otherwise provided in this Deed, the obligations of each of the Sellers under this Deed are entered into on a several basis and no claim may be made against any Seller in respect of the performance of any obligations under, or any breach of, this Deed by any other Seller.

IN WITNESS WHEREOF this Deed has been duly executed by the parties and is intended to be and is hereby delivered on the date first above written.

EXECUTED AS A DEED	)
for and on behalf of	)
ADVENT THERAPY	)	/s/ Myriam Deltenre
(LUXEMBOURG) S.À R.L.	)	/s/ Fergal O’Hannrachain
acting by , a Manager	)

In the presence of:

Signature of witness:		/s/ Linda Harroch
Name of witness:		Harroch Linda
Address:		2 Rue Peternelchen, Luxenbourg
Occupation:		Lawyer

EXECUTED AS A DEED	)
for and on behalf of	)
ADVENT MIRO	)	/s/ Myriam Deltenre
LUXEMBOURG HOLDING S.À R.L.	)	/s/ Fergal O’Hannrachain
acting by , a Manager	)

In the presence of:

Signature of witness:		/s/ Linda Harroch
Name of witness:		Harroch Linda
Address:		2 Rue Peternelchen, Luxenbourg
Occupation:		Lawyer

EXECUTED AS A DEED	)
for and on behalf of	)
ADVENT MIRO	)	/s/ Myriam Deltenre
LUXEMBOURG FINANCE S.À R.L.	)	/s/ Fergal O’Hannrachain
acting by , a Manager	)

In the presence of:

Signature of witness:		/s/ Linda Harroch
Name of witness:		Harroch Linda
Address:		2 Rue Peternelchen, Luxenbourg
Occupation:		Lawyer

EXECUTED AS A DEED	)
for and on behalf of	)
ADVENT THERAPY	)	/s/ Myriam Deltenre
(LUXEMBOURG) FINANCE S.À R.L.	)	/s/ Fergal O’Hannrachain
acting by , a Manager	)

In the presence of:

Signature of witness:		/s/ Linda Harroch
Name of witness:		Harroch Linda
Address:		2 Rue Peternelchen, Luxenbourg
Occupation:		Lawyer

EXECUTED AS A DEED	)
for and on behalf of	)	/s/ Patrick Jones
APPLEBY TRUST	)
(JERSEY) LIMITED	)
in its capacity as trustee of the	)
PRIORY EQUITY PLAN	)	/s/ Brendan Dowling
EMPLOYEE TRUST	)
acting by two authorised signatories	)

EXECUTED AS A DEED	)	/s/ Patrick Jones
for and on behalf of	)
APPLEBY TRUST	)
(JERSEY) LIMITED	)
in its capacity as nominee	)	/s/ Brendan Dowling
for the Management Sellers	)
acting by two authorised signatories	)

EXECUTED AS A DEED	)
for and on behalf of	)
TOM RIALL	)	/s/ David Hall
acting by David Hall, his attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
MARK MORAN	)	/s/ David Hall
acting by David Hall, his attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
IAN FRASER	)	/s/ David Hall
acting by David Hall, his attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
SAM ROGERS	)	/s/ David Hall
acting by David Hall, his attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
FLAVIA ROGERS	)	/s/ David Hall
acting by David Hall, his attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
by DAVID HALL	)	/s/ David Hall

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
ANGELA HALL	)	/s/ David Hall
acting by David Hall, her attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
TREVOR TORRINGTON	)	/s/ David Hall
acting by David Hall, his attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
MARK UNDERWOOD	)	/s/ David Hall
acting by David Hall, his attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
CHRIS SCREECH	)	/s/ David Hall
acting by David Hall, his attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
SARAH HUGHES	)	/s/ David Hall
acting by David Hall, her attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
SIAN WICKS	)	/s/ David Hall
acting by David Hall, her attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
TINA WALTON	)	/s/ David Hall
acting by David Hall, her attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
CLAIRE BALMFORTH	)	/s/ David Hall
acting by David Hall, her attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
NIGEL MYERS	)	/s/ David Hall
acting by David Hall, his attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
STEVE TRAVERS	)	/s/ David Hall
acting by David Hall, his attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
ADRIAN DALLISON	)	/s/ David Hall
acting by David Hall, his attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
JIM LEE	)	/s/ David Hall
acting by David Hall, his attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
ANNIE MEHARG	)	/s/ David Hall
acting by David Hall, her attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
DAVID WATTS	)	/s/ David Hall
acting by David Hall, his attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
SYLVIA TANG	)	/s/ David Hall
acting by David Hall, her attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
TOM MUIR	)	/s/ David Hall
acting by David Hall, his attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
STEPHEN McANDREW	)	/s/ David Hall
acting by David Hall, his attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
JAMES WILLIS	)	/s/ David Hall
acting by David Hall, his attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
SIMON COLES	)	/s/ David Hall
acting by David Hall, his attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
LISA DEANE	)	/s/ David Hall
acting by David Hall, her attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
MICHELLE DARRELL	)	/s/ David Hall
acting by David Hall, her attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
CLAIR DUNN	)	/s/ David Hall
acting by David Hall, her attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
MICHELLE METCALF	)	/s/ David Hall
acting by David Hall, her attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
MATTHEW ATHERTON	)	/s/ David Hall
acting by David Hall, his attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
NICKY COOPER	)	/s/ David Hall
acting by David Hall, his attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
REBEKAH CRESSWELL	)	/s/ David Hall
acting by David Hall, her attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
KAREN PRICE	)	/s/ David Hall
acting by David Hall, her attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
ALISON PLESZAK	)	/s/ David Hall
acting by David Hall, her attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
GAIR STOTT	)	/s/ David Hall
acting by David Hall, his attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
JANE STONE	)	/s/ David Hall
acting by David Hall, her attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
SUE HARMS	)	/s/ David Hall
acting by David Hall, her attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
STEPHEN McSHANE	)	/s/ David Hall
acting by David Hall, his attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
ANDY COBLEY	)	/s/ David Hall
acting by David Hall, his attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
TREVOR WILSON SMITH	)	/s/ David Hall
acting by David Hall, his attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
LEE JONES	)	/s/ David Hall
acting by David Hall, his attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
DOLORES WATKINS	)	/s/ David Hall
acting by David Hall, her attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
JONATHAN HARKER	)	/s/ David Hall
acting by David Hall, his attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
HAYDEN KNIGHT	)	/s/ David Hall
acting by David Hall, his attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
JASON LOCK	)	/s/ David Hall
acting by David Hall, his attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
JULIE LOCK	)	/s/ David Hall
acting by David Hall, her attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
MATTHEW FRANZIDIS	)	/s/ David Hall
acting by David Hall, his attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
HELEN SHARPE	)	/s/ David Hall
acting by David Hall, her attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
PHILIP SCOTT	)	/s/ David Hall
acting by David Hall, his attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
EQUIOM (ISLE OF MAN) LIMITED	)	/s/ David Hall
(AS TRUSTEE OF THE	)
LAUSAUR SETTLEMENT))
acting by David Hall, its attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
CHRISTOPHER THOMPSON	)	/s/ David Hall
acting by David Hall, his attorney	)

In the presence of:

Signature of witness:		/s/ Matthew Dillon
Name of witness:		Matthew Dillon
Address:		80 Hammersmith Road, W148UD
Occupation:		Head of Commercial Contracts

EXECUTED AS A DEED	)
for and on behalf of	)
WHITEWELL UK INVESTMENTS 1)		/s/ Joey A. Jacobs
LIMITED	)
acting by , a director	)
In the presence of:

Signature of witness:		/s/ Christopher L. Howard
Name of witness:		Christopher L. Howard
Address:		6100 Tower Circle, Suite 1000 Franklin, TN 37067 USA
Occupation:		Attorney

EXECUTED AS A DEED	)
for and on behalf of	)
ACADIA HEALTHCARE	)	/s/ Joey A. Jacobs
COMPANY, INC.	)
acting by , a director	)

In the presence of:

Signature of witness:		/s/ Christopher L. Howard
Name of witness:		Christopher L. Howard
Address:		6100 Tower Circle, Suite 1000 Franklin, TN 37067 USA
Occupation:		Attorney